EIGHTH SUPPLEMENTAL INDENTURE OF TRUST

between

COLLEGE LOAN CORPORATION TRUST I

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

Dated as of November 1, 2007

Series 2007-2 Notes

EIGHTH SUPPLEMENTAL INDENTURE OF TRUST

           THIS EIGHTH SUPPLEMENTAL INDENTURE OF TRUST (this "Eighth Supplement"), dated as of November 1, 2007, between COLLEGE LOAN CORPORATION TRUST I, a Delaware statutory trust (the "Issuer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York (the "Trustee");

R E C I T A L S:

           WHEREAS, the Issuer, Deutsche Bank Trust Company Americas, as eligible lender trustee, and the Trustee, as indenture trustee, have executed and delivered a Second Amended and Restated Indenture of Trust (the "Base Indenture"), dated as April 1, 2006 (the Base Indenture, the First Supplement, the Second Supplement, the Third Supplement, the Fourth Supplement, the Fifth Supplement, the Sixth Supplement and the Seventh Supplement (each as defined below), as amended from time to time, are collectively referred to as the "Indenture"); and

           WHEREAS, the Indenture prescribes the terms and conditions upon which the Issuer may from time to time authorize and issue series of Notes (as defined in the Indenture); and

           WHEREAS, the Issuer has previously authorized and issued multiple series of Senior and Subordinated Notes; and

           WHEREAS, the Issuer has authorized and determined to issue fourteen series of Senior Notes and one series of Subordinate Notes pursuant to the Indenture and this Eighth Supplement; and

           WHEREAS, the Issuer desires by this Eighth Supplement to (a) prescribe the terms and provisions of the Series 2007-2 Notes all as more fully set forth herein and (b) to amend and supplement certain terms and provisions of the Indenture as set forth herein, which amendments have been agreed to by the Issuer and the Trustee; and

           WHEREAS, with respect to clause (a) above, pursuant to Section 8.01(e) of the Base Indenture, the Issuer and the Trustee may amend the Indenture without consent of, or notice to, any of the Noteholders or any Other Beneficiary to authorize the issuance of a series of Notes, subject to the requirements of Article II of the Base Indenture; and

           WHEREAS, with respect to clause (b) above, pursuant to Section 8.01(j) of the Base Indenture, the Issuer and the Trustee may amend the Indenture without consent of, or notice to, any of the Noteholders or any Other Beneficiary for the purpose of making any change to the Indenture if the Rating Agency Condition shall have been satisfied with respect thereto; and further that the Rating Agency Condition has been satisfied with respect to this amendment as evidenced by the letters attached hereto as Exhibit C; and

           WHEREAS, the execution and delivery of this Eighth Supplement and the issuance of the Series 2007-2 Notes have been in all respects duly and validly authorized by the Issuer and all acts and things necessary to constitute this Eighth Supplement a valid supplemental indenture according to its terms have been done and performed;

           NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Eighth Supplement hereby agree as follows:

           Section 1.           Definitions and Related Matters.

           (a)             In the event that any term or provision contained in this Eighth Supplement shall conflict with or be inconsistent with any provision contained in the Base Indenture or any Supplemental Indenture, the terms and provisions of this Eighth Supplement shall govern with respect to the Series 2007-2 Notes and, with respect to the definition of Principle Lock-out Period, each series of previously issued Notes.

           (b)           All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture or Annex I hereto.

           (c)           In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

                      "Acquisition Period" means, with respect to the use of proceeds of the Series 2007-2 Notes in the Acquisition Fund, the period beginning on the Closing Date and ending on and including March 31, 2008.

                      "Administration Fee" means a monthly fee paid on the Monthly Calculation Date equal to 1/12 of 0.20% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Condition is met with respect to any increase in such amount) which shall be released to the Issuer each month to cover its expenses (other than Servicing Fees and Note Fees) incurred in connection with carrying out and administering its powers, duties and functions under the Indenture and any related agreements. Notwithstanding the foregoing,

          (a)           if at any time during the preceding Collection Period, the Net Loan Rate Restriction Period was applicable or any Auction Rate Notes accrued interest at the Maximum Rate, then the monthly fee paid on the Monthly Calculation Date following such Collection Period shall be equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month,

          (b)           if on any Quarterly Distribution Date with respect to the Series 2003-2 Notes, Series 2005-1 LIBOR Rate Notes, Series 2006-1 LIBOR Rate Notes or Series 2007-2A-1 Senior Notes, the amount distributed with respect thereto has been less than the expected Targeted Balance distribution as set forth in Schedule I to this Eighth Supplement, then for the following three Monthly Calculation Dates, the monthly fee paid on each such Monthly Calculation Date shall be equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loan, plus accrued interest thereon, during the preceding month, or

          (c)           if an Event of Default has occurred and is continuing, then, subject to the other provisions of the Indenture with respect to application of moneys, the monthly fee paid on the Monthly Calculation Date shall be equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month.

                      "Applicable Interest Rate" means the rate of interest per annum borne from time to time by a series of the Series 2007-2 Notes, which shall be (a) for the Series 2007-2A-1 Senior Notes, during each Interest Period, 3-Month LIBOR plus 0.25% and (b) for the Series 2007-2 Auction Rate Notes, during each Interest Period, the rate of interest determined in accordance with the Auction Procedures.

                      "Auction Rate Notes" means each series of Notes for which the applicable interest rate is determined periodically pursuant to the auction procedures described in the applicable Supplemental Indenture pursuant to which such series of Notes was issued. As of the Closing Date, each series of Notes issued pursuant to the First Supplement, the Second Supplement, and the Third Supplement, the Series 2004-1B Subordinate Notes, the Series 2005-1B Subordinate Notes, the Series 2006-1B Subordinate Notes and each series of Notes issued pursuant to the Eighth Supplement (other than the Series 2007-2A-1 Senior Notes) is a series of Auction Rate Notes.

                      "Authorized Denominations" means (a) for the Series 2007-2A-1 Senior Notes, $100,000 and any multiple of $1,000 in excess thereof; and (b) for the Series 2007-2 Auction Rate Notes, $25,000 and any multiple thereof.

                      "Base Indenture" shall have the meaning ascribed to such term in the Recitals hereof.

                      "Book-Entry Form" or "Book-Entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry and (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities "immobilized" to the custody of the Securities Depository.

                      "Business Day" means, (i) for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, the meaning set forth in the Indenture; provided, however, for the Auction Rate Notes, "Business Day" shall have the meaning ascribed to such term in Annex I hereto.

                      "Capitalized Interest Fund Termination Date" means October 25, 2008.

                      "Closing Date" means November 2, 2007.

                      "Depositor" means College Loan LLC, a Delaware limited liability company, and any successor thereto or assignee thereof.

                      "Eighth Supplement" means this Eighth Supplemental Indenture of Trust, dated as of November 1, 2007, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

                      "Fifth Supplement" means the Fifth Supplemental Indenture of Trust, dated as of May 1, 2004, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

                      "First Supplement" means the First Supplemental Indenture of Trust, dated as of March 1, 2002 between the Issuer and the Trustee, as amended or supplemented in accordance with the terms thereof and of the Indenture.

                      "Fourth Supplement" means the Fourth Supplemental Indenture of Trust, dated as of October 1, 2003, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

                      "Indenture" means the Second Amended and Restated Indenture of Trust, dated as of April 1, 2006, from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as the trustee, as further amended and supplemented from time to time.

                      "Individual Note" means any Note registered in the name of a holder other than the Securities Depository or its nominee.

                      "Interest Payment Date" means (i) with respect to the Series 2007-2A-1 Senior Notes, the 25th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day, commencing January 25, 2008; (ii) with respect to the Series 2007-2 Auction Rate Notes, the dates described in Schedule I to Annex I hereto.

                      "Interest Period" means, (i) for the Series 2007-2A-1 Senior Notes, with respect to each Interest Payment Date after the initial Interest Payment Date, the period beginning on the prior Interest Payment Date and ending on the day immediately preceding such Interest Payment Date; and (iii) with respect to a series of the Series 2007-2 Auction Rate Notes, the period described as the "Auction Period" for such series in Schedule I to Annex I hereto.

                      "LIBOR" means, with respect to any Interest Period for the Series 2007-2 LIBOR Rate Notes, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Reuters LIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Trustee or its agent. If no rate is so reported, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of three months and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each Reference Bank identified to it by the Issuer Administrator to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Issuer Administrator at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having a maturity of three months and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable Interest Period will be the LIBOR in effect for the previous Interest Period.

                      "LIBOR Determination Date" means, with respect to the Series 2007-2 LIBOR Rate Notes, for each Interest Period, the second Business Day immediately preceding the first day of that Interest Period.

                      "Note Depository Agreements" means with respect to the Series 2007-2 Notes, the Blanket Letter of Representations, dated November 2, 2007 from the Issuer to the Securities Depository.

                      "Note Registrar" means, with respect to the Series 2007-2 Notes, the Trustee.

                      "Participant" means a member of, or participant in, the Securities Depository.

                      "Paying Agent" means the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as a place at which principal of or interest on the Series 2007-2 Notes is payable.

                      "Percentage Interest" means, with respect to a Series 2007-2 Note, the fraction, expressed as a percentage, the numerator of which is the original denomination represented by such Series 2007-2 Note and the denominator of which is the original Principal Amount of all Series 2007-2 Notes of that series.

                      "Principal Lock-out Period" means, the period beginning on May 20, 2004 and ending on the day immediately preceding the Quarterly Distribution Date occurring (i) July 2008 with respect to the Series 2004-1A-2 Senior Notes, (ii) October 2010 with respect to the Series 2004-1A-3 Senior Notes and (iii) January 2015 with respect to the Series 2004-1A-4 Senior Notes.

                      "Program Expense Percentage" means, with respect to any Interest Period, the per annum rate of interest (rounded to the next highest 0.01%) equal to the sum of the Note Fees, Administration Fee and Servicing Fees, in each case for the calendar month immediately preceding such Interest Period, as determined by the Issuer on the last day of such calendar month, expressed as a percentage of the average daily outstanding Principal Balance of the Financed Student Loans during such month.

                      "Quarterly Distribution Date" means the Interest Payment Date occurring in January, April, July and October.

                      "Reference Banks" means, with respect to a determination of LIBOR for any Interest Period by the Trustee, four major banks in the London interbank market selected by the Issuer Administrator.

                      "Regular Record Date" means, (i) with respect to the Series 2007-2A-1 Senior Notes, one Business Day prior to each Quarterly Distribution Date; and (ii) with respect to a series of Series 2007-2 Auction Rate Notes, the meaning set forth in the definition of "Record Date" in Schedule I to Annex I hereto.

                      "Reserve Fund Requirement" means, at any time, an amount equal to (a) 0.75% of the aggregate Principal Amount of Notes then Outstanding, or (b) such other lesser or greater amount specified as the Reserve Fund Requirement in another Supplemental Indenture; provided, however, that in no event shall the amount on deposit be less than $3,000,000.

                      "Second Supplement" means the Second Supplemental Indenture of Trust, dated as of June 1, 2002, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms thereof and of the Indenture.

                      "Securities Depository" means The Depository Trust Company, New York, New York, and its successors and assigns, or, if (a) the then-existing Securities Depository resigns from its functions as depository of the Series 2007-2 Notes or (b) the Issuer discontinues use of the Securities Depository pursuant to Section 8(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2007-2 Notes and which is selected by the Issuer with the consent of the Trustee.

                      "Series 2003-2 Notes" means, collectively, the Series 2003-2A-1 Senior Notes, the Series 2003-2A-2 Senior Notes and the Series 2003-2A-3 Senior Notes issued pursuant to the Indenture and the Fourth Supplement.

                      "Series 2003-2A-1 Senior Notes" means the Notes created and issued under the Fourth Supplement in the original Principal Amount of $345,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2003-2A-1."

                      "Series 2003-2A-2 Senior Notes" means the Notes created and issued under the Fourth Supplement in the original Principal Amount of $646,800,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2003-2A-2."

                      "Series 2003-2A-3 Senior Notes" means the Notes created and issued under the Fourth Supplement in the original Principal Amount of $308,200,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2003-2A-3."

                      "Series 2004-1 LIBOR Rate Notes" means, collectively, the Series 2004-1A-1 Senior Notes, the Series 2004-1A-2 Senior Notes, the Series 2004-1A-3 Senior Notes and the Series 2004-1A-4 Senior Notes.

                      "Series 2004-1 Notes" means, collectively, the Series 2004-1 LIBOR Rate Notes and the Series 2004-1B Subordinate Notes.

                      "Series 2004-1A-1 Senior Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $293,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A-1."

                      "Series 2004-1A-2 Senior Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $307,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A-2."

                      "Series 2004-1A-3 Senior Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $400,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A-3."

                      "Series 2004-1A-4 Senior Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $200,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A-4."

                      "Series 2004-1B Subordinate Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $100,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2004-1B."

                      "Series 2005-1 LIBOR Rate Notes" means, collectively, the Series 2005-1A-1 Senior Notes, the Series 2005-1A-2 Senior Notes, the Series 2005-1A-3 Senior Notes, the Series 2005-1A-4 Senior Notes and the Series 2005-1A-5 Senior Notes.

                      "Series 2005-1 Notes" means, collectively, the Series 2005-1 LIBOR Rate Notes and the Series 2005-1B Subordinate Notes.

                      "Series 2005-1A-1 Senior Notes" means the Notes created and issued under the Sixth Supplement in the original Principal Amount of $216,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-1."

                      "Series 2005-1A-2 Senior Notes" means the Notes created and issued under the Sixth Supplement in the original Principal Amount of $393,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-2."

                      "Series 2005-1A-3 Senior Notes" means the Notes created and issued under the Sixth Supplement in the original Principal Amount of $300,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-3."

                      "Series 2005-1A-4 Senior Notes" means the Notes created and issued under the Sixth Supplement in the original Principal Amount of $214,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-4."

                      "Series 2005-1A-5 Senior Notes" means the Notes created and issued under the Sixth Supplement in the original Principal Amount of $137,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-5."

                      "Series 2005-1B Subordinate Notes" means the Notes created and issued under the Sixth Supplement in the original Principal Amount of $40,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2005-1B."

                      "Series 2006-1 LIBOR Rate Notes" means, collectively, the Series 2006-1A-1 Senior Notes, the Series 2006-1A-2 Senior Notes, the Series 2006-1A-3 Senior Notes, the Series 2006-1A-4 Senior Notes, the Series 2006-1A-5 Senior Notes and the Series 2006-1A-6 Senior Notes.

                      "Series 2006-1 Notes" means, collectively, the Series 2006-1 Senior Notes and the Series 2006-1B Subordinate Notes.

                      "Series 2006-1 Reset Rate Notes" means the Series 2006-1A-7A Senior Notes and the Series 2006-1A-7B Senior Notes.

                      "Series 2006-1 Senior Notes" means, collectively, the Series 2006-1 LIBOR Rate Notes, the Series 2006-1 Reset Rate Notes and the Series 2006-1A-IO Senior Notes.

                      "Series 2006-1A-1 Senior Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $100,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-1."

                      "Series 2006-1A-2 Senior Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $200,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-2."

                      "Series 2006-1A-3 Senior Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $260,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-3."

                      "Series 2006-1A-4 Senior Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $195,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-4."

                      "Series 2006-1A-5 Senior Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $300,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-5."

                      "Series 2006-1A-6 Senior Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $280,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-6."

                      "Series 2006-1A-7A Senior Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $40,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-7A."

                      "Series 2006-1A-7B Senior Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $270,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-7B."

                      "Series 2006-1A-IO Senior Notes" means the Notes created and issued under the Seventh Supplement in the original notional amount of $280,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-IO."

                      "Series 2006-1B Subordinate Notes" means the Notes created and issued under the Seventh Supplement in the original Principal Amount of $55,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2006-1B."

                      "Series 2007-2 Auction Rate Notes" means the Series 2007-2 Senior Auction Rate Notes and the Series 2007-2B-1 Subordinate Notes.

                      "Series 2007-2 LIBOR Rate Notes" means the Series 2007-2A-1 Senior Notes.

                      "Series 2007-2 Notes" means, collectively, the Series 2007-2 Senior Notes and the Series 2007-2B-1 Subordinate Notes.

                      "Series 2007-2 Senior Auction Rate Notes" means, collectively, the Series 2007-2A-2 Senior Notes, the Series 2007-2A-3 Senior Notes, the Series 2007-2A-4 Senior Notes, the Series 2007-2A-5 Senior Notes, the Series 2007-2A-6 Senior Notes, the Series 2007-2A-7 Senior Notes, the Series 2007-2A-8 Senior Notes, the Series 2007-2A-9 Senior Notes, the Series 2007-2A-10 Senior Notes, the Series 2007-2A-11 Senior Notes, the Series 2007-2A-12 Senior Notes, the Series 2007-2A-13 Senior Notes and the Series 2007-2A-14 Senior Notes.

                      "Series 2007-2 Senior Notes" means, collectively, the Series 2007-2 LIBOR Rate Notes and the Series 2007-2 Senior Auction Rate Notes.

                      "Series 2007-2A-1 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $400,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-1."

                      "Series 2007-2A-2 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-2."

                      "Series 2007-2A-3 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-3."

                      "Series 2007-2A-4 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-4."

                      "Series 2007-2A-5 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-5."

                      "Series 2007-2A-6 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-6."

                      "Series 2007-2A-7 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-7."

                      "Series 2007-2A-8 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-8."

                      "Series 2007-2A-9 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-9."

                      "Series 2007-2A-10 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-10."

                      "Series 2007-2A-11 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $86,500,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-11."

                      "Series 2007-2A-12 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $75,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-12."

                      "Series 2007-2A-13 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $75,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-13."

                      "Series 2007-2A-14 Senior Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $50,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2007-2A-14."

                      "Series 2007-2B-1 Subordinate Notes" means the Notes created and to be issued under this Eighth Supplement in the original Principal Amount of $35,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2007-2B-1."

                      "Seventh Supplement" means the Seventh Supplemental Indenture of Trust, dated as of April 1, 2006, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

                      "Sixth Supplement" means the Sixth Supplemental Indenture of Trust, dated as of January 1, 2005, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

                      "Targeted Balance" means, for each series of Series 2003-2 Notes, each series of Series 2005-1 LIBOR Rate Notes, each series of Series 2006-1 LIBOR Rate Notes and the Series 2007-2A-1 Senior Notes, and each Quarterly Distribution Date, the amount listed on Schedule I hereto as the Targeted Balance for each such series on such Quarterly Distribution Date.

                      "Third Supplement" means the Third Supplemental Indenture of Trust, dated as of March 1, 2003, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

           Section 2.           Authorization and Terms of Series 2007-2 Notes. There is hereby created and there shall be (a) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-1" in the aggregate principal amount of $400,000,000; (b) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-2" in the aggregate principal amount of $86,500,000; (c) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-3" in the aggregate principal amount of $86,500,000; (d) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-4" in the aggregate principal amount of $86,500,000; (e) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-5" in the aggregate principal amount of $86,500,000; (f) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-6" in the aggregate principal amount of $86,500,000; (g) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-7" in the aggregate principal amount of $86,500,000; (h) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-8" in the aggregate principal amount of $86,500,000; (i) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-9" in the aggregate principal amount of $86,500,000; (j) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-10" in the aggregate principal amount of $86,500,000; (k) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-11" in the aggregate principal amount of $86,500,000; (l) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-12" in the aggregate principal amount of $75,000,000; (m) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-13" in the aggregate principal amount of $75,000,000; (n) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2007-2A-14" in the aggregate principal amount of $50,000,000 and (o) a series of Subordinate Notes entitled "Student Loan Asset-Backed Notes, Subordinate Series 2007-2B-1" in the aggregate principal amount of $35,000,000.

           The Series 2007-2A-1 Senior Notes shall have a Stated Maturity on January 25, 2024, the Series 2007-2A-2 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-3 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-4 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-5 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-6 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-7 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-8 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-9 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-10 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-11 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-12 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-13 Senior Notes shall have a Stated Maturity on November 1, 2047, the Series 2007-2A-14 Senior Notes shall have a Stated Maturity on November 1, 2047 and the Series 2007-2B-1 Subordinate Notes shall have a Stated Maturity on November 1, 2047.

           Each series of Series 2007-2 Notes shall bear interest at its Applicable Interest Rate, and at such Applicable Interest Rate (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

           The Series 2007-2 Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

           The Series 2007-2 Notes shall be dated as provided in Section 2.09 of the Base Indenture and shall bear interest from their date of original issue until payment of principal has been made or duly provided for. With respect to each series of Series 2007-2 Notes, the date of original issue of the Series 2007-2 Notes shall be the Closing Date set forth in this Eighth Supplement. The Series 2007-2 Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

           Interest on the Series 2007-2A-1 Senior Notes shall be computed on the basis of a 360-day year for the number of days actually elapsed, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. Interest on the Series 2007-2 Auction Rate Notes shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that, for any leap year, such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date thereof, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof, and as further computed as described in Annex I hereto. The interest payable on each Interest Payment Date for each series of Series 2007-2 Notes (which, in the case of the Series 2007-2 Auction Rate Notes, shall be calculated on a per unit basis, based on a unit of $25,000) shall be that interest which has accrued through the last day preceding such Interest Payment Date or, in the case of the Maturity of a Series 2007-2 Note, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

           The principal of the Series 2007-2 Notes, together with interest payable on the Series 2007-2 Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in Section 8 hereof, presentation and surrender of such Series 2007-2 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2007-2 Notes, or a duly appointed successor Paying Agent. Interest due on the Series 2007-2 Notes on each regularly scheduled Interest Payment Date shall, except as otherwise provided in Section 8 hereof, be paid by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2007-2 Note the Holder of which is the Holder of Series 2007-2 Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2007-2 Notes is Outstanding, the Holder of all outstanding Series 2007-2 Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. All payments of principal of and premium, if any, and interest on the Series 2007-2 Notes shall be made in lawful money of the United States of America.

           The Series 2007-2 Notes are subject to redemption prior to their Stated Maturity upon the terms and conditions specified in Section 7 hereof.

           Subject to the provisions of the Indenture, the Series 2007-2 Notes shall be in substantially the form set forth in Exhibit A and Exhibit B hereto, as applicable, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

           Section 3.           Interest Payable On Series 2007-2 Notes. Each series of the Series 2007-2 Notes shall bear interest at the Applicable Interest Rate for the number of days of the applicable Interest Period, as determined pursuant to this Section 3 and, with respect to the Series 2007-2 Auction Rate Notes, Annex I hereto.

           On each LIBOR Determination Date, the Trustee shall determine LIBOR and the Applicable Interest Rate for the Series 2007-2A-1 Senior Notes for the upcoming Interest Period. Promptly following each LIBOR Determination Date, the Trustee shall provide the Issuer Administrator with written notice of LIBOR and the Applicable Interest Rates so determined. The Series 2007-2 Auction Rate Notes shall accrue interest as specified in Annex I hereto.

           Section 4.           Additional Provisions Regarding the Applicable Interest Rate for the Series 2007-2 LIBOR Rate Notes. The determination of LIBOR and each Applicable Interest Rate for the Series 2007-2 LIBOR Rate Notes by the Trustee pursuant to the provisions of Section 3 hereof shall be conclusive and binding on the Holders of the Notes, and the Issuer and the Issuer Administrator may rely thereon for all purposes.

           In no event shall the cumulative amount of interest paid or payable on a series of Series 2007-2 LIBOR Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2007-2 LIBOR Rate Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2007-2 LIBOR Rate Notes or related documents) calculated from the Closing Date through any subsequent day during the term or otherwise prior to payment in full of the Series 2007-2 LIBOR Rate Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2007-2 LIBOR Rate Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2007-2 LIBOR Rate Notes, or if the redemption or acceleration of the maturity of the Series 2007-2 LIBOR Rate Notes results in payment to or receipt by the Holder or any former Holder of the Series 2007-2 LIBOR Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2007-2 LIBOR Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2007-2 LIBOR Rate Notes shall be credited to the Principal Amount of the Series 2007-2 LIBOR Rate Notes (or, if the Series 2007-2 LIBOR Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2007-2 LIBOR Rate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2007-2 LIBOR Rate Notes and under the related documents.

           Section 5.           Purposes of Issuance of Series 2007-2 Notes. The Series 2007-2 Notes are being issued (a) to provide funds to be used to acquire Student Loans, (b) to fund the Reserve Fund, (c) to fund the Capitalized Interest Fund and (d) to pay the costs of issuing the Series 2007-2 Notes.

           Section 6.           Deposit of Series 2007-2 Note Proceeds. From the net proceeds derived from the sale of the Series 2007-2 Notes on the Closing Date, $1,496,225,500 there shall be deposited with the Trustee:

           (a)           for credit to the Acquisition Fund, an amount equal to $1,458,286,200;

           (b)           for credit to the Reserve Fund, an amount equal to $11,250,000; and

           (c)           for credit to the Capitalized Interest Fund, an amount equal to $26,689,300.

           Section 7.           Redemption of Series 2007-2 Notes. The Series 2007-2 Notes are subject to redemption as provided in this Section 7.

           (a)           Prior to their Stated Maturity, the Series 2007-2 Notes shall not receive distributions pursuant to Section 4.05(e) of the Base Indenture.

           (b)           So long as any Series 2003-2 Notes are Outstanding, on each Monthly Calculation Date the Trustee, upon receipt of an Issuer Order, shall transfer to the Retirement Account and allocate to the Series 2003-2 Notes pursuant to Section 4.05(m) of the Base Indenture (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those Funds on that Monthly Calculation Date) an amount equal to the amount determined by the following formula:

           TA = [(TB) x (F/3)] – RAB

           Where

           TA = Amount to be transferred to the Retirement Account and allocated to the Series 2003-2 Notes on the Monthly Calculation Date.

           TB = Excess, if any, of the aggregate outstanding Principal Amount of each series of Series 2003-2 Notes immediately prior to the Monthly Calculation Date less the aggregate Targeted Balance of each series of Series 2003-2 Notes listed on Schedule I hereto for the next Quarterly Distribution Date or, if such Monthly Calculation Date is also a Quarterly Distribution Date, the Targeted Balance for that Quarterly Distribution Date.

           F = 1 for the first Monthly Calculation Date occurring in an Interest Period, 2 for the second Monthly Calculation Date occurring in an Interest Period and 3 for the third Monthly Calculation Date occurring in an Interest Period.

           RAB = Amount on deposit in the Retirement Account immediately prior to such Monthly Calculation Date and allocated to the Series 2003-2 Notes, including any amounts received pursuant to Section 4.05(w) of the Base Indenture.

           If on any Monthly Calculation Date, the amount resulting from the formula above is zero or a negative amount, no additional amounts will be transferred to the Retirement Account and allocated to the Series 2003-2 Notes on that Monthly Calculation Date.

           So long as any Series 2003-2 Notes are Outstanding, on each Quarterly Distribution Date the Trustee, upon receipt of an Issuer Order, shall use amounts on deposit in the Retirement Account to redeem Series 2003-2 Notes up to the amount needed to reduce their outstanding Principal Amount to their Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date.

           Prior to an Event of Default under the Base Indenture, no Series 2003-2 Note will receive a payment of principal if a Series 2003-2 Note with a lower numerical designation is outstanding.

           Only the Series 2003-2 Notes will receive distributions pursuant to Section 4.05(m) of the Base Indenture. All other series of Notes will receive distributions pursuant to Section 4.05(w) of the Base Indenture.

           (c)           Redemption of Notes will be made pursuant to Section 4.05(w) of the Base Indenture as follows:

First, to redeem each series of Series 2004-1 LIBOR Rate Notes following its Principal Lock-out Period, sequentially in numerical order starting with the Series 2004-1A-1 Senior Notes and ending with the Series 2004-1A-4 Senior Notes, until their outstanding Principal Amount is reduced to zero.

Second, to redeem each series of Series 2005-1 LIBOR Rate Notes up to the amount needed to reduce their outstanding Principal Amount to their Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date. Redemptions will be made up to these amounts even if the Senior Asset Percentage and Subordinate Asset Percentage would exceed the Asset Release Requirement.

Third, to redeem each series of Series 2006-1 LIBOR Rate Notes up to the amount needed to reduce their outstanding Principal Amount to their Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date. Redemptions will be made up to these amounts even if the Senior Asset Percentage and Subordinate Asset Percentage would exceed the Asset Release Requirement.

Fourth, if so provided for a series of Series 2006-1 Reset Rate Notes for a Reset Period subsequent to the initial Reset Period or if a Failed Remarketing has occurred with respect to a series of Series 2006-1 Reset Rate Notes, to redeem such series (or if a Failed Remarketing has occurred with respect to both series of the Series 2006-1 Reset Rate Notes, to redeem each series of the Series 2006-1 Reset Rate Notes on a pro rata basis; provided that if a series of the Series 2006-1 Reset Rate Notes is structured to receive payments of principal only at the end of its Reset Period, amounts allocated to such series will be deposited into the applicable Account in the Accumulation Fund and used to redeem such series of Series 2006-1 Reset Rate Notes on its next Reset Date). However, the Issuer may not redeem Series 2006-1 Reset Rate Notes under this priority fourth upon a Failed Remarketing if the Rating Agency Condition has been satisfied with respect thereto.

Fifth, to redeem the Series 2007-2 LIBOR Rate Notes up to the amount needed to reduce their outstanding Principal Amount to their Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date. Redemptions will be made up to these amounts even if the Senior Asset Percentage and Subordinate Asset Percentage would exceed the Asset Release Requirement.

Sixth, to redeem each series of Auction Rate Notes issued by the Issuer that are then permitted to be redeemed, including any series of subordinate Auction Rate Notes. The specific series of Auction Rate Notes to be redeemed will be determined by Issuer Order and the redemptions will occur on the dates determined for the applicable series pursuant to the terms of the applicable Supplemental Indenture pursuant to which such series of Auction Rate Notes was issued. However, so long as the Series 2003-2 Notes are Outstanding, if on the first two Monthly Calculation Dates occurring in an Interest Accrual Period, the amount on deposit in the Retirement Account and allocated to the Series 2003-2 Notes is less than the full amount needed to reduce their outstanding Principal Amount to their Targeted Balance on the next Quarterly Distribution Date, amounts available in this priority sixth, up to the amount of such deficiency, will be transferred to the Retirement Account and allocated to the Series 2003-2 Notes prior to redeeming any Auction Rate Notes.

Seventh, to redeem each series of the Series 2006-1 Reset Rate Notes still Outstanding on a pro rata basis (or, if a series of the Series 2006-1 Reset Rate Notes is structured to receive payments of principal only at the end of its Reset Period, amounts allocated to such series will be deposited into the applicable Account in the Accumulation Fund and used to redeem such series of Series 2006-1 Reset Rate Notes on its next Reset Date).

Eighth, to redeem each series of Series 2003-2 Senior Notes sequentially in ascending numerical order, until their outstanding Principal Amount is reduced to zero.

Ninth, to redeem each series of Series 2004-1 LIBOR Rate Notes during its Principal Lock-out Period, sequentially in numerical order starting with the Series 2004-1A-1 Senior Notes and ending with the Series 2004-1A-4 Senior Notes, until their outstanding Principal Amount is reduced to zero.

Tenth, to redeem each series of Series 2005-1 LIBOR Rate Notes, sequentially in numerical order starting with the Series 2005-1A-1 Senior Notes and ending with the Series 2005-1A-5 Senior Notes, until their outstanding Principal Amount is reduced to zero.

Eleventh, to redeem each series of Series 2006-1 LIBOR Rate Notes, sequentially in numerical order starting with the Series 2006-1A-1 Senior Notes and ending with the Series 2006-1A-6 Senior Notes, until their outstanding Principal Amount is reduced to zero.

Twelfth, to redeem the Series 2007-2 LIBOR Rate Notes until their outstanding Principal Amount is reduced to zero.

           (d)           When the Series 2005-1 LIBOR Rate Notes, the Series 2006-1 LIBOR Rate Notes or Series 2007-2 LIBOR Rate Notes are receiving principal distributions, on each Monthly Calculation Date the Trustee, upon receipt of an Issuer Order, shall transfer to the Retirement Account and allocate to the Series 2005-1 LIBOR Rate Notes, the Series 2006-1 LIBOR Rate Notes or the Series 2007-2 LIBOR Rate Notes pursuant to Section 4.05(w) of the Base Indenture (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those Funds on that Monthly Calculation Date) an amount equal to the amount determined by the following formula, calculated first for the Series 2005-1 LIBOR Rate Notes, second, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the Series 2006-1 LIBOR Rate Notes, and third, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the Series 2007-2 LIBOR Rate Notes:

           TA = TB – RAB

            Where

           TA = Amount to be transferred to the Retirement Account and allocated to the Series 2005-1 LIBOR Rate Notes, the Series 2006-1 LIBOR Rate Notes or Series 2007-2 LIBOR Rate Notes, as applicable, on the Monthly Calculation Date.

           TB = Excess, if any, of the aggregate outstanding Principal Amount of each series of Series 2005-1 LIBOR Rate Notes, Series 2006-1 LIBOR Rate Notes or Series 2007-2 LIBOR Rate Notes, as applicable, immediately prior to the Monthly Calculation Date less the aggregate Targeted Balance of each such series listed on Schedule I hereto for the next Quarterly Distribution Date or, if such Monthly Calculation Date is also a Quarterly Distribution Date, the Targeted Balance for that Quarterly Distribution Date.

           RAB = Amount on deposit in the Retirement Account immediately prior to such Monthly Calculation Date and allocated to the Series 2005-1 LIBOR Rate Notes, the Series 2006-1 LIBOR Rate Notes or the Series 2007-2 LIBOR Rate Notes, as applicable.

           If on any Quarterly Distribution Date on which the Series 2003-2 Notes are receiving principal distributions, the amount in the Retirement Account allocated to the Series 2003-2 Notes is less than the amount needed to reduce their outstanding Principal Balance to their Targeted Balance for that Quarterly Distribution Date, amounts in the Retirement Account allocated to the Series 2007-2 LIBOR Rate Notes, up to the amount of the deficiency, will be reallocated from the Series 2007-2 LIBOR Rate Notes to the Series 2003-2 Notes. If after giving effect to the prior sentence, the amount in the Retirement Account allocated to the Series 2003-2 Notes is less than the amount needed to reduce their outstanding Principal Balance to their Targeted Balance for that Quarterly Distribution Date, amounts in the Retirement Account allocated to the Series 2006-1 LIBOR Rate Notes, up to the amount of the deficiency, will be reallocated from the Series 2006-1 LIBOR Rate Notes to the Series 2003-2 Notes. If, after giving effect to the two previous sentences, the amount in the Retirement Account allocated to the Series 2003-2 Notes is less than the amount needed to reduce their outstanding Principal Balance to their Targeted Balance for that Quarterly Distribution Date, amounts in the Retirement Account allocated to the Series 2005-1 LIBOR Rate Notes, up to the amount of the deficiency, will be reallocated from the Series 2005-1 LIBOR Rate Notes to the Series 2003-2 Notes.

           Pursuant to the allocations described in the preceding paragraphs, on each Quarterly Distribution Date occurring when the Series 2005-1 LIBOR Rate Notes, the Series 2006-1 LIBOR Rate Notes or the Series 2007-2 LIBOR Rate Notes are receiving principal distributions, the Trustee will use amounts on deposit in the Retirement Account and allocated to the Series 2005-1 LIBOR Rate Notes, the Series 2006-1 LIBOR Rate Notes or the Series 2007-2 LIBOR Rate Notes, as applicable, to redeem the Series 2005-1 LIBOR Rate Notes, the Series 2006-1 LIBOR Rate Notes or and Series 2007-2 LIBOR Rate Notes, up to the amount needed to reduce their outstanding Principal Amount to their respective Targeted Balances listed on Schedule I hereto for that Quarterly Distribution Date

As a result of the priorities described above, prior to an Event of Default under the Indenture:

           (i)           so long as any Series 2003-2 Notes remain Outstanding, deposits will be made to the Retirement Account for the Series 2003-2 Notes pursuant to Section 4.05(m) of the Base Indenture prior to any other series of Notes issued by the Issuer receiving a principal payment, except for payments due at the Stated Maturity of a series of Notes;

           (ii)           so long as any Series 2004-1 LIBOR Rate Note is Outstanding and not in a Principal Lock-out Period, no Series 2005-1 Note, Series 2006-1 Note or Series 2007-2 Note will receive payments of principal;

           (iii)           so long as any Series 2005-1 LIBOR Rate Note is Outstanding and has not been paid to its Targeted Balance for that Quarterly Distribution Date, no Series 2006-1 Note or Series 2007-2 Note will receive payments of principal;

           (iv)           so long as any Series 2006-1 LIBOR Rate Note is outstanding and has not been paid to its Targeted Balance for that Quarterly Distribution Date, no Series 2007-2 LIBOR Rate Notes will receive payments of principal; and

           (v)           the Series 2007-2 LIBOR Rate Notes will not receive any payments of principal exceeding the amount needed to reduce its outstanding Principal Amount to the Targeted Balance listed on Schedule I for the applicable Quarterly Distribution Date unless the Issuer has redeemed previously each series of Auction Rate Notes that are then permitted to be redeemed, each series of Series 2006-1A Reset Rate Notes (or if a series of Series 2006-1 Reset Rate Notes is not then receiving payments of principal, an amount equal to the outstanding Principal Amount of such series of Series 2006-1 Reset Rate Notes has been deposited into the Accumulation Fund), each series of Series 2003-2 Notes, each series of Series 2004-1 LIBOR Rate Notes, each series of Series 2005-1 LIBOR Rate Notes and each series of Series 2006-1 LIBOR Rate Notes.

           (e)           Optional Redemption of Series 2007-2B-1 Subordinate Notes. Subject to compliance with Section 3.02 of the Base Indenture and Section 10 hereof, Series 2007-2B-1 Subordinate Notes may, at the option of the Issuer and from amounts credited to the Retirement Account for such purpose, be redeemed on any regularly scheduled Interest Payment Date for such series, in whole or in part, at a price equal to 100% of the Principal Amount of Series 2007-2B-1 Subordinate Notes to be redeemed plus accrued interest thereon to the date of redemption.

           (f)           Selection of Series 2007-2 Notes for Redemption. If less than all Outstanding Series 2007-2A-1 Senior Notes are to be redeemed pursuant to this Section 7, redemptions will be made to the Noteholders of the series of Series 2007-2A-1 Senior Notes being redeemed on a pro rata basis based upon the Percentage Interest represented by their respective Notes.

           If less than all of the Outstanding Series 2007-2 Senior Auction Rate Notes are to be redeemed pursuant to this Section 7, the particular Series 2007-2 Senior Auction Rate Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of 2007-2 Auction Rate Senior Notes in an Authorized Denomination.

           If less than all of the Outstanding Series 2007-2B-1 Subordinate Notes are to be redeemed pursuant to this Section 7, the particular Series 2007-2B-1 Subordinate Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series 2007-2B-1 Notes in an Authorized Denomination.

           The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series 2007-2 Notes (in each case, if other than the Trustee) in writing of the Series 2007-2 Notes selected for redemption and, in the case of any Series 2007-2 Note selected for partial redemption, the Principal Amount thereof to be redeemed.

           For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2007-2 Notes shall relate, in the case of any Series 2007-2 Note redeemed or to be redeemed only in part, to the portion of the principal of such Series 2007-2 Note which has been or is to be redeemed.

           (g)           Notice of Redemption. The provisions of Section 3.04 of the Base Indenture shall not apply to the Series 2007-2 LIBOR Rate Notes. Notice of redemption of the Series 2007-2 Senior Auction Rate Notes and the Series 2007-2B-1 Subordinate Notes pursuant to this Section 7 shall be given not less than ten days nor more than 30 days prior to the Prepayment Date in accordance with the provisions of Section 3.04 of the Base Indenture.

           Section 8.           Book-Entry Series 2007-2 Notes.

           (a)           Subject to subsection (c) below, the registered Holder of all Series 2007-2 Notes (other than any Individual Notes) shall be the Securities Depository, and the Series 2007-2 Notes (other than any Individual Notes) shall be registered in the name of the nominee for the Securities Depository.

           (b)           The Series 2007-2 Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Series 2007-2 Notes for each series thereof in the aggregate Principal Amount of such series. Upon initial issuance, the ownership of each such Series 2007-2 Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Issuer may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2007-2 Notes (other than any Individual Notes) registered in its name for the purposes of (i) payment of the principal or Prepayment Price of and interest on the Series 2007-2 Notes, (ii) selecting the Series 2007-2 Notes or portions thereof to be redeemed, (iii) giving any notice permitted or required to be given to Holders under the Indenture, (iv) registering the transfer of Series 2007-2 Notes, and (v) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Participant, any beneficial owner of Series 2007-2 Notes or any other Person claiming a beneficial ownership interest in the Series 2007-2 Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Prepayment Price of or interest on the Series 2007-2 Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series 2007-2 Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Prepayment Price of and interest on the Series 2007-2 Notes (other than any Individual Notes) only to or upon the order of the Securities Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to the principal, purchase price or Prepayment Price of and interest on the Series 2007-2 Notes (other than any Individual Notes) to the extent of the sum or sums so paid. Except as provided in subsection (c) below, no Person other than the Securities Depository shall receive an authenticated Series 2007-2 Note evidencing the obligation of the Issuer to make payments of principal or Prepayment Price and interest pursuant to this Eighth Supplement. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2007-2 Notes (other than any Individual Notes) will be transferable to such new nominee in accordance with subsection (f) of this Section 8.

           (c)           The Securities Depository may determine to discontinue providing its services with respect to the Series 2007-2 Notes at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Issuer may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Issuer shall either establish its own Book-Entry System or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Issuer and the Trustee shall be obligated to deliver definitive Series 2007-2 Notes as described in the Indenture and in accordance with subsection (f) below. In the event definitive Series 2007-2 Notes are issued, the provisions of the Indenture and this Supplemental Indenture shall apply to such definitive Series 2007-2 Notes in all respects, including, among other things, the transfer and exchange of such Series 2007-2 Notes and the method of payment of principal or Prepayment Price of and interest on such Series 2007-2 Notes. Whenever the Securities Depository requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with the Securities Depository in taking appropriate action after reasonable notice (i) to make available one or more separate definitive Series 2007-2 Notes to any Participant having Series 2007-2 Notes credited to its account with the Securities Depository or (ii) to arrange for another securities depository to maintain custody of definitive Series 2007-2 Notes.

           (d)           Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2007-2 Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Prepayment Price of and interest on such Series 2007-2 Note and all notices with respect to such Series 2007-2 Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

           (e)           In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date (or such longer time as may be required by the Securities Depository) to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

           (f)           In the event that any transfer or exchange of Series 2007-2 Notes is permitted under subsection (b) or (c) of this Section 8, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2007-2 Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2007-2 Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series 2007-2 Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2007-2 Notes and the methods of payment of principal or Prepayment Price of and interest on such Series 2007-2 Notes.

           Section 9.           Limitation on Fees.

           (a)           For so long as any Series 2007-2 Notes shall be Outstanding, the Issuer covenants and agrees that the Note Fees with respect to the Series 2007-2 Notes to be paid, or reimbursed to the Issuer, from the Administration Fund shall not, in any year, exceed the sum of (a) the annual fees of the Trustee, the Delaware Trustee, the Verification Agent, the Back-up Administrator and the Eligible Lender Trustee in effect as of the Closing Date, plus (b) the Broker-Dealer Fees payable at the Broker-Dealer Fee Rate in effect as of the Closing Date, plus (c) the Auction Agent Fees payable at the Auction Agent Fee Rate in effect as of the Closing Date, unless the Rating Agency Condition is satisfied with respect to any such excess amount.

           (b)           The Issuer covenants and agrees that the aggregate amount of Servicing Fees, Administration Fees and Note Fees paid from the Administration Fund shall not, in any Fiscal Year, exceed the sum of such fees provided for in the Cash Flows provided to each Rating Agency on the Closing Date for the Series 2007-2 Notes, unless a Rating Agency Condition is satisfied with respect to any such excess amount.

           Section 10.           Certain Designations Pursuant to the Indenture.

(a)	For so long as any Notes shall be Outstanding, for purposes of the Indenture:

(i)

the "Senior Asset Requirement" shall mean that, as of the date of determination, the Senior Asset Percentage is at least equal to 107% and the Subordinate Asset Percentage is at least equal to 100.5% or such lesser percentage as permitted upon satisfaction of a Rating Agency Condition;

(ii)

the "Asset Release Requirement" shall mean that, as of the date of determination, (A) the Senior Asset Percentage is at least equal to 107% and the Subordinate Asset Percentage is at least equal to 100.5% and (B) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $5,000,000 after release or payment; provided, however, that if any Financed Eligible Loan shall have ceased to be an Eligible Loan because it has lost its Guarantee as a result of marketing operations of College Loan Corporation and not servicer error and such Financed Student Loan remains in the Trust Estate as of such date of determination (a "Non-Guaranteed Loan"), then Asset Release Requirement shall mean, as of the date of determination and after release or payment, that (A) the Aggregate Value less the sum of all accrued interest on Outstanding Senior Notes, all accrued payments due to a Swap Counterparty with respect to Senior Swap Agreements and all accrued fees with respect to Senior Credit Enhancement Facilities is equal to at least 105% of the principal amount of all Senior Notes Outstanding plus 100% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate, (B) the Aggregate Value less the sum of all accrued interest on all Outstanding Subordinate Notes, all accrued payments due to a Swap Counterparty under a Swap Agreement (other than with respect to Junior Subordinate Swap Agreements) and all accrued fees with respect to Credit Enhancement Facilities (other than Junior Subordinate Credit Enhancement Facilities) is equal to at least 101.5% of the principal amount of all Notes Outstanding plus 100% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate and (C) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $5,000,000 after release or payment; or in all cases such lesser percentages or amounts as may be permitted upon satisfaction of a Rating Agency Condition; and

(iii)

the "Premium" for each Eligible Loan acquired by the Issuer shall mean the portion of the purchase price paid by the Issuer that exceeds the outstanding Principal Balance of such Eligible Loan as of its date of acquisition; provided, however, at no time shall the total Premiums paid for Eligible Loans acquired by the Issuer with the proceeds of the Series 2007-2 Notes exceed 4% of the Principal Balance of such Eligible Loans.

           (b)           For purposes of making the deposits required by Section 4.06(a) of the Base Indenture with respect to the Series 2007-2 Notes, for any Interest Period for which the actual Applicable Interest Rate with respect to a series of Series 2007-2 Notes is not known on the Monthly Calculation Date, such series of Series 2007-2 Notes shall be assumed to bear interest at the rate determined by the Issuer and set forth in an Issuer Order.

           (c)           The Issuer will not enter into a Joint Sharing Agreement except upon satisfaction of a Rating Agency Condition.

           (d)           So long as the Series 2003-2 Notes, the Series 2004-1 LIBOR Rate Notes, the Series 2005-1 LIBOR Rate Notes, the Series 2006-1 LIBOR Rate Notes or the Series 2007-2 LIBOR Rate Notes are Outstanding, the Issuer shall not:

(i)	redeem any Subordinate Notes or Junior Subordinate Notes;

(ii)

direct the Trustee to sell Student Loans financed with moneys in the Acquisition Fund pursuant to clause (b) of the seventh paragraph of Section 4.02 of the Base Indenture unless the proceeds of such sale are deposited into the Retirement Account to provide the payment of principal of a series of Notes on its Stated Maturity; or

(iii)

invest money pursuant to Section 4.12 of the Base Indenture directly in Investment Securities consisting of commercial paper issued by an entity that has provided affiliates of the Issuer with financing for Student Loans that are part of the Trust Estate.

           Section 11.           Mandatory Redemption of or Distributions of Principal With Respect to Notes.

           (a)           For purposes of Section 3.03 of the Base Indenture and subject to the provisions of Section 3.02 of the Base Indenture, if less than all Outstanding Series 2007-2 Notes are to be redeemed, the particular series from which Series 2007-2 Notes shall be redeemed will be determined pursuant to Section 7 hereof.

           (b)           For purposes of Section 3.03 of the Base Indenture, any Supplemental Indenture pursuant to which any series of Notes is issued may provide that amounts transferred to the Retirement Account for the mandatory redemption of, or distribution of principal with respect to, Notes shall be applied to such series of Notes, or any portions thereof, either prior to or after the application of such amounts to the Series 2007-2 Notes, or shall be allocated between such series of Notes and the Series 2007-2 Notes in any other manner. Notwithstanding Section 3.03 of the Base Indenture, so long as any Series 2007-2 Notes are Outstanding, the Issuer covenants that it will not make any payments pursuant to Section 4.05(k) of the Base Indenture.

           Section 12.          List of Non-Business Days. The Trustee shall provide to the Auction Agent on the Closing Date, and on or before December 31 of each year and upon any change in the state in which the Trustee's Principal Office is located, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing calendar year.

           Section 13.           Certain Findings, Determinations and Designations. The Issuer hereby finds and determines as follows:

           (a)           This Eighth Supplement supplements the Indenture, constitutes and is a "Supplemental Indenture" within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

           (b)           The Series 2007-2A-1 Senior Notes, Series 2007-2A-2 Senior Notes, Series 2007-2A-3 Senior Notes, Series 2007-2A-4 Senior Notes, Series 2007-2A-5 Senior Notes, Series 2007-2A-6 Senior Notes, Series 2007-2A-7 Senior Notes, Series 2007-2A-8 Senior Notes, Series 2007-2A-9 Senior Notes, Series 2007-2A-10 Senior Notes, Series 2007-2A-11 Senior Notes, Series 2007-2A-12 Senior Notes, Series 2007-2A-13 Senior Notes and the Series 2007-2A-14 Senior Notes constitute, and are hereby designated as, "Senior Notes" within the meaning of the term as defined and used in the Indenture and are on parity with all other Senior Notes previously issued pursuant to the terms of the Indenture, and the Series 2007-2B-1 Subordinate Notes constitute, and are hereby designated as, "Subordinate Notes" within the meaning of the term as defined and used in the Indenture and are on parity with all other Subordinate Notes previously issued pursuant to the terms of the Indenture.

           (c)           Upon receipt of the proceeds of the sale of the Series 2007-2 Notes, (i) the revenues and other moneys and property pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes and (ii) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the revenues and other moneys and property pledged under the Indenture.

           (d)           There does not exist an "Event of Default," within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition, which, after the passage of time, would constitute such an "Event of Default."

           Section 14.           Conditions Precedent. Each series of Series 2007-2 Notes shall be executed, authenticated and delivered on the Closing Date subject to the satisfaction of the conditions precedent set forth in Section 2.02 of the Base Indenture.

           Section 15.           Amendments to Base Indenture.

           (a)           Section 1.01 is amended by adding the following definition of "Capitalized Interest Fund" after the definition of "Business Day" and before the definition of "Carry-Over Amount":

           "Capitalized Interest Fund" means the Fund by that name created in Section 4.01(j) hereof and further described in Section 4.17 hereof.

           (b)           Section 1.01 is amended by adding the following definitions of "Department", "Department Rebate Fund", "Department Rebate Interest Amount" and "Department Rebate Payment Date" after the definition of "Delaware Trustee" and before the definition of "Depositor."

           "Department" means the United States Department of Education, an agency of the Federal government.

           "Department Rebate Fund" means the Fund by that name created in Section 4.01(i) hereof and further described in Section 4.16 hereof.

           "Department Rebate Interest Amount" means, with respect to any date of determination, the greater of (a)(i) the expected amount of interest paid by borrowers on the Financed Student Loans first disbursed on or after April 1, 2006 that exceeds the Special Allowance Payment support levels applicable to such Financed Student Loans under the Higher Education Act since the prior Department Rebate Payment Date less (ii) the amount of accrued interest payment on Eligible Loans received pursuant to the Higher Education Act and an agreement with the federal government or Special Allowance Payments due to the Issuer since the prior Department Rebate Payment Date and (b) $0.00.

           "Department Rebate Payment Date" means the quarterly date that (i) the Department Rebate Interest Amount is due and payable to the Department or (ii) the Department offsets the Department Rebate Interest Amount from Interest Benefit Payments or Special Allowance Payments due to the Issuer.

           (c)           Section 1.01 is amended by adding the following definition of "Interest Benefit Payment" after the definition of "Interest Account" and before the definition of "Interest Payment Date":

           "Interest Benefit Payment" shall mean an interest payment on Eligible Loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

           (d)           Section 1.01 is amended by adding the following definition of "Regulation AB" and "Relevant Servicing Criteria" after the definition of "Regular Record Date" and before the definition of "Remaining Acquisition Amount":

           "Regulation AB" means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

           "Relevant Servicing Criteria" means the Servicing Criteria applicable to the Issuer Administrator as set forth on Exhibit E attached hereto. With respect to a Servicing Function Participant engaged by the Issuer Administrator, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

           (e)           Section 1.01 is amended by adding the following definition of "Servicing Criteria" and "Servicing Function Participant" after the definition of "Servicing Agreement" and before the definition of "Sinking Fund Payment Date":

           "Servicing Criteria" means the "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, and as described on Exhibit E attached hereto.

           "Servicing Function Participant" means any Servicer or any other Person, other than the Issuer Administrator and the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person's activities relate only to 5% or less of the Financed Student Loans.

           (f)           Section 4.01 is amended by adding 4.01(i) and 4.01(j) (as referenced below) and deleting the "and" at the end of 4.01(g):

(i)	a Department Rebate Fund; and

(j)	a Capitalized Interest Fund.

           (g)           Section 4.05 is amended by deleting clause (c) of the first paragraph thereof in its entirety and substituting in lieu thereof the following:

                      (c)           amounts transferred thereto from the Acquisition Fund as provided in Section 4.02 hereof, from the Administration Fund as provided in Section 4.03 hereof, and from the Reserve Fund as provided in Section 4.04 hereof, from any Supplemental Interest Account as provided in Section 4.06(d) hereof, from the Accumulation Fund as provided in Section 4.08 hereof, from the Department Rebate Fund as provided in Section 4.16 hereof and from the Capitalized Interest Fund as provided in Section 4.17 hereof.

           (h)           Section 4.05 is amended by deleting Section 4.05(b) in its entirety and substituting in lieu thereof the following:

                     (b)            to make any payments due and payable by the Issuer to the U.S. Department of Education related to the Financed Student Loans, to make deposits to the Department Rebate Fund or any other payment due and payable to a Guarantee Agency relating to its Guarantee of Financed Student Loans;

           (i)           Article IV is amended by adding the following as Section 4.16:

           Section 4.16.  Department Rebate Fund. On each Monthly Calculation Date, the Issuer Administrator shall instruct the Trustee in writing to deposit into the Department Rebate Fund from the Collection Fund pursuant to Section 4.05(b) hereof the amount necessary to bring the balance of the Department Rebate Fund to the Department Rebate Interest Amount for such date. Upon written instructions from the Issuer Administrator to the Trustee, the Trustee shall (i) pay to the Department an amount equal to the Department Rebate Interest Amount due on a Department Rebate Payment Date, first, from amounts on deposit in the Department Rebate Fund and, second, from the Collection Fund pursuant to Section 4.05(b) hereof or (ii) if the Department has deducted the Department Rebate Interest Amount from Interest Benefit Payments or Special Allowance Payments due to the Issuer, transfer the amounts on deposit in the Department Rebate Fund to the Collection Fund.

           (j)           Article IV is amended by adding the following as Section 4.17:

           Section 4.17.  Capitalized Interest Fund. Immediately upon the delivery of any series of Notes, and from the proceeds thereof or, at the option of the Issuer, from any amounts to be transferred thereto from the Surplus Fund pursuant to Section 4.07 hereof or from any other available moneys of the Issuer not otherwise credited to or payable into any Fund or Account under this Indenture or otherwise subject to the pledge and security interest created by this Indenture, the Trustee shall credit to the Capitalized Interest Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of that series of Notes.

                      On each Monthly Calculation Date, to the extent there are insufficient amounts in the Collection Fund to make one or more of the transfers required by 4.05(a) through (f) hereof, then the Issuer Administrator shall instruct the Trustee in writing to withdraw from the Capitalized Interest Fund on such Monthly Calculation Date, prior to amounts being withdrawn from Section 4.02 or Section 4.04 hereof, an amount equal to such deficiency and to deposit such amount in the Collection Fund. On the Capitalized Interest Fund Termination Date relating to that series of Notes, the Issuer Administrator shall instruct the Trustee to transfer all remaining amounts on deposit in the Capitalized Interest Fund to the Collection Fund.

                     Pending application of moneys in the Capitalized Interest Fund, the moneys therein shall be invested in Investment Securities as provided in Section 4.12 hereof, and any earnings on or income from such investments shall be deposited in the Collection Fund as provided in Section 4.05 hereof.

           (k)           Section 10.04 is amended by deleting the address of each of the Sponsor and the Depositor in its entirety and substituting in lieu thereof the following:

14303 Gateway Place Poway, CA 92064 Attention: Cary Katz

           (l)           Article IV is amended by adding the following as Section 11.06:

Section 11.06.   Assessment of Compliance and Attestation Reports.

(a)	Assessment of Compliance.

(i)

By March 31 of each year, commencing in March 2008, the Issuer Administrator shall furnish to the Trustee, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 5.18, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii)

The Trustee shall also provide an Assessment of Compliance (with respect to the items set forth in paragraph (i) above) and Attestation Report, as and when provided above, which shall address each of the Servicing Criteria specified on Exhibit E hereto which are indicated as applicable to the "trustee." Notwithstanding the foregoing, as to any trustee, an Assessment of Compliance is not required to be delivered unless it is required as part of a From 10-K with respect to the Trust Estate.

(iii)

When the Issuer Administrator submits its assessment to the Trustee, it will also at such time include the assessment (and attestation pursuant to subsection (b)(ii) of this Section 11.06) of each Servicing Function Participant and shall indicate what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iv)

Promptly after receipt of each report on assessment of compliance, the Issuer Administrator shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Servicing Criteria) for each party as set forth on Exhibit E attached hereto and on any similar exhibit set forth in the applicable Servicing Agreement in respect of any Servicer, and the applicable custodial Agreement, and shall notify the Trustee of any exceptions.

(b)	Attestation Reports.

(i)

By March 31 of each year, commencing in March 2008, the Issuer Administrator shall cause, and shall cause any Servicing Function Participant engaged by it to cause, a registered public accounting firm (which may also render other services to the Issuer Administrator) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii)

Promptly after receipt of such report from any Servicing Function Participant engaged by it, the Issuer Administrator shall confirm that each assessment submitted pursuant subsection (a) of this Section 11.06 is coupled with an attestation meeting the requirements of this Section and notify the Trustee of any exceptions.

           (c)        The Trustee's obligation to provide assessments of compliance and attestations under this Section 11.06(c) shall terminate upon the filing of a Form 15 suspension notice on behalf of the Issuer. After the occurrence of such event, the Issuer Administrator shall no longer be obligated to provide a copy of such reports to the Trustee.

           (d)        Each of the parties hereto acknowledges and agrees that the purpose of this Section 11.06 is to facilitate compliance by the Issuer with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the Issuer Administrator obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel or otherwise in respect of the requirements of Regulation AB and the Issuer Administrator shall comply with requests made by the Trustee, on behalf of the Issuer, for delivery of additional or different information as the Trustee, on behalf of the Issuer, may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available without unreasonable effort or expense and within such timeframe as may be reasonably requested.

           (m)           The following is added as EXHIBIT E after EXHIBIT D:

EXHIBIT E

RELEVANT SERVICING CRITERIA

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria	Applicable to Trustee

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

           Section 16.      Transfer of Funds to the Acquisition Fund. From the proceeds of the Series 2007-2 Notes deposited to the Acquisition Fund, an amount equal to $900,000 shall be used upon Issuer Order to pay Costs of Issuance.

           Section 17.      Limitation on Use of Proceeds of Series 2007-2 Notes. Notwithstanding anything herein or in the Indenture to the contrary, proceeds of the Series 2007-2 Notes shall not be used to acquire any Eligible Loan for which a first disbursement is made on or after October 1, 2007.

           Section 18.      Notices to the Eligible Lender Trustee and the Trustee. In accordance with Section 10.04 of the Base Indenture, all notices, certificates and communications to the Eligible Lender Trustee and the Trustee shall be addressed as follows:

To the Eligible Lender Trustee:	Deutsche Bank Trust Company Americas 60 Wall Street MS NYC 60-2606 New York, NY 10005-2858 Attention: Trust and Security Services—Structured Finance

To the Trustee:	Deutsche Bank Trust Company Americas 60 Wall Street MS NYC 60-2606 New York, NY 10005-2858 Attention: Trust and Security Services—Structured Finance

           Section 19.      Governing Law. This Eighth Supplement shall be governed by and be construed in accordance with the laws of the State of New York without giving effect to the conflicts-of-laws principles thereof.

           Section 20.       Headings. The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this Eighth Supplement.

           Section 21.      Severability. If any provision of this Eighth Supplement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

           The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Eighth Supplement contained shall not affect the remaining portions of this Eighth Supplement or part thereof.

           Section 22.      Counterparts; Facsimile. This Eighth Supplement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Eighth Supplement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Eighth Supplement. Any party delivering an executed counterpart of this Eighth Supplement by facsimile shall also deliver an original executed counterpart of this Eighth Supplement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Eighth Supplement.

           Section 23.      Effect of Eighth Supplement. Upon the execution and delivery of this Eighth Supplement, the Indenture shall be supplemented in accordance herewith, and this Eighth Supplement shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

           Section 24.      Rights, Privileges and Immunities of Trustee. The rights, privileges and immunities afforded the Trustee in Article VII of the Base Indenture shall apply to this Eighth Supplement as if fully set forth herein.

           Section 25.      Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related document.

[Execution Pages Follow]

           IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplement to be duly executed as of the day and year first above written.

COLLEGE LOAN CORPORATION TRUST I By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee

By: /s/ Erik E. Overcash Name: Erik E. Overcash Title: Financial Services Officer

           IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplement to be duly executed as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: /s/ Louis Bodi Name: Louis Bodi Title: Vice President

By: /s/ Sue Kim Name: Sue Kim Title: Associate

SCHEDULE I

TARGETED BALANCE SCHEDULE
SERIES 2007-2 LIBOR RATE NOTES

Quarterly Distribution Date	Series 2007-2A-1 Senior Notes Targeted Balance
Original Balance	$400,000,000
January 25, 2008	$400,000,000
April 25, 2008	$400,000,000
July 25, 2008	$400,000,000
October 25, 2008	$400,000,000
January 25, 2009	$400,000,000
April 25, 2009	$400,000,000
July 25, 2009	$315,000,000
October 25, 2009	$233,000,000
January 25, 2010	$165,000,000
April 25, 2010	$105,000,000
July 25, 2010	$ 48,000,000
October 25, 2010	$ 0

TARGETED BALANCE SCHEDULE
SERIES 2006-1 LIBOR RATE NOTES

Quarterly Distribution Date	Series 2006-1A-1 Senior Notes Targeted Balance	Series 2006-1A-2 Senior Notes Targeted Balance	Series 2006-1A-3 Senior Notes Targeted Balance	Series 2006-1A-4 Senior Notes Targeted Balance	Series 2006-1A-5 Senior Notes Targeted Balance	Series 2006-1A-6 Senior Notes Targeted Balance
Original Balance	$100,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2008	$15,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2008	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2008	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2008	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2009	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2009	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2009	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2009	$0	$190,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2010	$0	$140,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2010	$0	$70,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2010	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2010	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2011	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2011	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2011	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2011	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2012	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2012	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2012	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2012	$0	$0	$232,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2013	$0	$0	$162,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2013	$0	$0	$92,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2013	$0	$0	$42,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2013	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
January 25, 2014	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
April 25, 2014	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
July 25, 2014	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
October 25, 2014	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
January 25, 2015	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
April 25, 2015	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
July 25, 2015	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
October 25, 2015	$0	$0	$0	$130,000,000	$300,000,000	$280,000,000
January 25, 2016	$0	$0	$0	$65,000,000	$300,000,000	$280,000,000
April 25, 2016	$0	$0	$0	$0	$300,000,000	$280,000,000
July 25, 2016	$0	$0	$0	$0	$300,000,000	$280,000,000
October 25, 2016	$0	$0	$0	$0	$300,000,000	$280,000,000
January 25, 2017	$0	$0	$0	$0	$300,000,000	$280,000,000
April 25, 2017	$0	$0	$0	$0	$300,000,000	$280,000,000
July 25, 2017	$0	$0	$0	$0	$284,000,000	$280,000,000
October 25, 2017	$0	$0	$0	$0	$228,000,000	$280,000,000
January 25, 2018	$0	$0	$0	$0	$173,000,000	$280,000,000
April 25, 2018	$0	$0	$0	$0	$118,000,000	$280,000,000
July 25, 2018	$0	$0	$0	$0	$67,000,000	$280,000,000
October 25, 2018	$0	$0	$0	$0	$21,000,000	$280,000,000
January 25, 2019	$0	$0	$0	$0	$0	$280,000,000
April 25, 2019	$0	$0	$0	$0	$0	$280,000,000
July 25, 2019	$0	$0	$0	$0	$0	$280,000,000
October 25, 2019	$0	$0	$0	$0	$0	$280,000,000
January 25, 2020	$0	$0	$0	$0	$0	$280,000,000
April 25, 2020	$0	$0	$0	$0	$0	$272,000,000
July 25, 2020	$0	$0	$0	$0	$0	$232,000,000
October 25, 2020	$0	$0	$0	$0	$0	$192,000,000
January 25, 2021	$0	$0	$0	$0	$0	$152,000,000
April 25, 2021	$0	$0	$0	$0	$0	$112,000,000
July 25, 2021	$0	$0	$0	$0	$0	$82,000,000
October 25, 2021	$0	$0	$0	$0	$0	$52,000,000
January 25, 2022	$0	$0	$0	$0	$0	$22,000,000

TARGETED BALANCE SCHEDULE
SERIES 2005-1 LIBOR RATE NOTES

Quarterly Distribution Date	Series 2005-1A-1 Senior Notes Targeted Balance	Series 2005-1A-2 Senior Notes Targeted Balance	Series 2005-1A-3 Senior Notes Targeted Balance	Series 2005-1A-4 Senior Notes Targeted Balance	Series 2005-1A-5 Senior Notes Targeted Balance
Original Balance	$216,000,000	$393,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2008	$79,000,000	$393,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2008	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2008	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2008	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2009	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2009	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2009	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2009	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2010	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2010	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2010	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2010	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2011	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2011	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2011	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2011	$0	$328,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2012	$0	$233,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2012	$0	$143,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2012	$0	$53,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2012	$0	$0	$300,000,000	$214,000,000	$137,000,000
January 25, 2013	$0	$0	$300,000,000	$214,000,000	$137,000,000
April 25, 2013	$0	$0	$300,000,000	$214,000,000	$137,000,000
July 25, 2013	$0	$0	$300,000,000	$214,000,000	$137,000,000
October 25, 2013	$0	$0	$300,000,000	$214,000,000	$137,000,000
January 25, 2014	$0	$0	$300,000,000	$214,000,000	$137,000,000
April 25, 2014	$0	$0	$215,000,000	$214,000,000	$137,000,000
July 25, 2014	$0	$0	$135,000,000	$214,000,000	$137,000,000
October 25, 2014	$0	$0	$60,000,000	$214,000,000	$137,000,000
January 25, 2015	$0	$0	$0	$214,000,000	$137,000,000
April 25, 2015	$0	$0	$0	$214,000,000	$137,000,000
July 25, 2015	$0	$0	$0	$214,000,000	$137,000,000
October 25, 2015	$0	$0	$0	$214,000,000	$137,000,000
January 25, 2016	$0	$0	$0	$214,000,000	$137,000,000
April 25, 2016	$0	$0	$0	$214,000,000	$137,000,000
July 25, 2016	$0	$0	$0	$154,000,000	$137,000,000
October 25, 2016	$0	$0	$0	$95,000,000	$137,000,000
January 25, 2017	$0	$0	$0	$40,000,000	$137,000,000
April 25, 2017	$0	$0	$0	$0	$137,000,000
July 25, 2017	$0	$0	$0	$0	$137,000,000
October 25, 2017	$0	$0	$0	$0	$137,000,000
January 25, 2018	$0	$0	$0	$0	$137,000,000
April 25, 2018	$0	$0	$0	$0	$137,000,000
July 25, 2018	$0	$0	$0	$0	$137,000,000
October 25, 2018	$0	$0	$0	$0	$137,000,000
January 25, 2019	$0	$0	$0	$0	$137,000,000
April 25, 2019	$0	$0	$0	$0	$137,000,000
July 25, 2019	$0	$0	$0	$0	$95,000,000
October 25, 2019	$0	$0	$0	$0	$54,000,000
January 25, 2020	$0	$0	$0	$0	$14,000,000
April 25, 2020	$0	$0	$0	$0	$0

TARGETED BALANCE SCHEDULE
SERIES 2003-2 SENIOR NOTES

Quarterly Distribution Date	Series 2003-2A-3 Senior Notes Targeted Balance
Original Balance	$308,200,000
January 25, 2008	$272,600,000
April 25, 2008	$239,300,000
July 25, 2008	$179,300,000
October 25, 2008	$114,300,000
January 25, 2009	$ 52,300,000
April 25, 2009	$ 0

ANNEX I

CERTAIN TERMS AND PROVISIONS OF
THE AUCTION RATE NOTES

           Both the Definitions in Article I and the Auction Procedures in Article II are subject to modification or amendment pursuant to Schedule I. In the event of any conflict between Article I or Article II and Schedule I, Schedule I shall prevail. Any reference herein to "Series" such as "a Series of Bonds" or "Bonds of a Series" shall not apply if there is only one Series of Bonds.

ARTICLE I

DEFINITIONS

           The following words and terms as used in this Annex I (hereinafter "this Annex") and elsewhere in the Authorizing Document have the following meanings with respect to Bonds in an ARS Rate Period unless the context or use indicates another or different meaning or intent or the definition has been changed, modified or expanded in Schedule I:

           "Agent Member" means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.

           "All Hold Rate" has the meaning set forth in Schedule I.

           "ARS Conversion Date" means with respect to Bonds, the date on which the Bonds of such Series convert from an interest rate period other than an ARS Rate Period and begin to bear interest at the Auction Period Rate.

           "ARS Rate Period" means, for each Series of Bonds, any period of time commencing on the day following the Initial Period and ending on the earlier of the Conversion Date or the day preceding the final maturity date of such Bonds.

           "Auction" means each periodic implementation of the Auction Procedures.

           "Auction Agent" means the Person appointed as Auction Agent in accordance with the Auction Agreement. The Auction Agent shall initially be the party named in Schedule I.

           "Auction Agreement" means an agreement between the Auction Agent and the Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in this Annex with respect to the Bonds while such Bonds bear interest at the Auction Period Rate, as such agreement may from time to time be amended or supplemented.

           "Auction Date" means with respect to any Series of Bonds:

a)	Daily Auction Period. If the Bonds are in a daily Auction Period, each Business Day unless such day is the Business Day prior to the conversion from a daily Auction Period to another Auction Period,

b)	Flexible Auction Period. If the Bonds are in a Flexible Auction Period, the last Business Day of the Flexible Auction Period, and

c)

Other Auction Periods. If the Bonds are in any other Auction Period, the Business Day next preceding each Interest Payment Date for such Bonds (whether or not an Auction shall be conducted on such date);

           provided, however, that the last Auction Date with respect to the Bonds in an Auction Period other than a daily Auction Period or Flexible Auction Period shall be the earlier of (i) the Business Day next preceding the Interest Payment Date next preceding the Conversion Date for the Bonds and (ii) the Business Day next preceding the Interest Payment Date next preceding the final maturity date for the Bonds; and

           provided, further, that if the Bonds are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the second Business Day next preceding the Conversion Date for the Bonds and (y) the Business Day next preceding the final maturity date for the Bonds. The last Business Day of a Flexible Auction Period shall be the Auction Date for the Auction Period which begins on the next succeeding Business Day, if any. On the second Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be an Auction for the last daily Auction Period. On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be one Auction for the first Auction Period following the conversion.

           The first Auction Date for each Series of Bonds is set forth in Schedule I.

           "Auction Desk" means the business unit of a Broker-Dealer that fulfills the responsibilities of the Broker-Dealer under a Broker-Dealer Agreement, including soliciting Bids for the Bonds, and units of the Broker-Dealer which are not separated from such business unit by information controls appropriate to control, limit and monitor the inappropriate dissemination and use of information about Bids.

           "Auction Period" means with respect to each Series of Bonds:

a)	Flexible Auction Period. A Flexible Auction Period;

b)

Daily Auction Period.   With respect to a Series of Bonds in a daily Auction Period, a period beginning on each Business Day and extending to but not including the next succeeding Business Day unless such Business Day is the second Business Day preceding the conversion from a daily Auction Period to another Auction Period, in which case the daily Auction Period shall extend to, but not include, the next Interest Payment Date;

c)

Seven day Auction Period. With respect to a Series of Bonds in a seven-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table below, a period of generally seven days beginning on the day of the week specified in column B of the table below (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table below) and ending on the day of the week specified in column C of the table below in the next succeeding week (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day):

(A)	(B)	(C)
When Auctions Occur on this day	Auction Period Generally Begins this day	Auction Period Generally Ends this day
Friday	Monday	Sunday
Monday	Tuesday	Monday
Tuesday	Wednesday	Tuesday
Wednesday	Thursday	Wednesday
Thursday	Friday	Thursday

d)

28-day Auction Period.   With respect to a Series of Bonds in a 28-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table above, a period of generally 28 days beginning on the day of the week specified in column B of the table above (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table above) and ending on the same day of the week specified in column C of the table above four weeks later (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day;

e)

35-day Auction Period.  With respect to a Series of Bonds in a 35-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table above, a period of generally 35 days beginning on the day of the week specified in column B of the table above (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table above) and ending on the day of the week specified in column C of the table above five weeks later (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day;

f)

Three-month Auction Period.  With respect to a Series of Bonds in a three-month Auction Period, a period of generally three months (or shorter period upon a conversion from another Auction Period or following an ARS Conversion Date) beginning on the day following the last day of the prior Auction Period and ending on the calendar day immediately preceding the first Business Day of the month that is the third calendar month following the beginning date of such Auction Period; and

g)

Six-month Auction Period.   With respect to a Series of Bonds in a six-month Auction Period, a period of generally six months (or shorter period upon a conversion from another Auction Period or following an ARS Conversion Date) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding date set forth in Schedule I.

           Provided, however, that if there is a conversion of a Series of Bonds with Auctions generally conducted on the day of the week specified in column A of the table above, (i) from a daily Auction Period to a seven-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the next succeeding day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (ii) from a daily Auction Period to a 28-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and shall end of the day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 21 days but not more than 28 days from such date of conversion, and (iii) from a daily Auction Period to a 35-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 28 days but no more than 35 days from such date of conversion.

           Notwithstanding the foregoing, if an Auction is for an Auction Period of more than seven days and the Auction Rate on such Auction Date is the Maximum Rate as the result of a lack of Sufficient Clearing Bids, the Auction Period shall automatically convert to a seven-day Auction Period. On the following Auction Date, the Auction shall be conducted for an Auction Period of the same length as the Auction Period prior to such automatic conversion. If such Auction is successful, the Auction Period shall revert to the length prior to the automatic conversion, and, if such Auction is not successful, the Auction Period shall be another seven-day period.

           "Auction Period Rate" means the Auction Rate or any other rate of interest to be borne by the Bonds during each Auction Period determined in accordance with Section 2.04 of this Annex; provided, however, in no event may the Auction Period Rate exceed the Maximum Rate.

           "Auction Procedures" means the procedures for conducting Auctions for Bonds during an ARS Rate Period set forth in this Annex.

           "Auction Rate" means for each Series of Bonds for each Auction Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the Bonds are the subject of Submitted Hold Orders, the All Hold Rate for such Series of Bonds and (ii) if Sufficient Clearing Bids do not exist, the Maximum Rate for such Series of Bonds.

           "Authorized Denomination" means $25,000, or such other amount specified in Schedule I, and integral multiples thereof so long as the Bonds bear interest at the Auction Period Rate, notwithstanding anything else in the Authorizing Document to the contrary.

           "Authorizing Document" has the meaning set forth in Schedule I.

           "Available Bonds" means, for each Series of Bonds on each Auction Date, the number of Units of Bonds that are not the subject of Submitted Hold Orders.

           "Bid" has the meaning specified in subsection (a) of Section 2.01 of this Annex.

           "Bidder" means each Existing Owner and Potential Owner who places an Order.

           "Bonds" has the meaning set forth in Schedule I.

           "Broker-Dealer" means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Annex, that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Corporation and that is a party to a Broker-Dealer Agreement with the Auction Agent and the Corporation. The "Broker-Dealer of record" with respect to any Bond is the Broker-Dealer which placed the Order for such Bond or whom the Existing Owner of such Bond has designated as its Broker-Dealer with respect to such Bond, in each case as reflected in the records of the Auction Agent. The Broker-Dealer(s) shall initially be the party(ies) named in Schedule I.

           "Broker-Dealer Agreement" means an agreement among the Auction Agent, the Corporation and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures described in this Annex, as such agreement may from to time be amended or supplemented.

           "Broker-Dealer Deadline" means, with respect to an Order, the internal deadline established by the Broker-Dealer through which the Order was placed after which it will not accept Orders or any change in any Order previously placed with such Broker-Dealer; provided, however, that nothing shall prevent the Broker-Dealer from correcting Clerical Errors by the Broker-Dealer with respect to Orders from Bidders after the Broker-Dealer Deadline pursuant to the provisions herein. Any Broker-Dealer may change the time or times of its Broker-Dealer Deadline as it relates to such Broker-Dealer by giving notice not less than two Business Days prior to the date such change is to take effect to Bidders who place Orders through such Broker-Dealer.

           "Business Day" in addition to any other definition of "Business Day" included in the Authorizing Document, while Bonds bear interest at the Auction Period Rate, the term Business Day shall not include Saturdays, Sundays, days on which the New York Stock Exchange or its successor is not open for business, days on which the Federal Reserve Bank of New York is not open for business, days on which banking institutions or trust companies located in the state in which the operations of the Auction Agent are conducted are authorized or required to be closed by law, regulation or executive order of the state in which the Auction Agent conducts operations with respect to the Bonds.

           "Clerical Error" means a clerical error in the processing of an Order, and includes, but is not limited to, the following: (i) a transmission error, including but not limited to, an Order sent to the wrong address or number, failure to transmit certain pages or illegible transmission, (ii) failure to transmit an Order received from one or more Existing Owners or Potential Owners (including Orders from the Broker-Dealer which were not originated by the Auction Desk) prior to the Broker-Dealer Deadline or generated by the Broker-Dealer's Auction Desk for its own account prior to the Submission Deadline or (iii) a typographical error. Determining whether an error is a "Clerical Error" is within the reasonable judgment of the Broker-Dealer, provided that the Broker-Dealer has a record of the correct Order that shows it was so received or so generated prior to the Broker-Dealer Deadline or the Submission Deadline, as applicable.

           "Conversion Date" means the date on which any Series of the Bonds begin to bear interest at a rate which is determined other than by means of the Auction Procedures.

           "Corporation" has the meaning set forth in Schedule I.

           "Electronic Means" means, facsimile transmission, email transmission or other similar electronic means of communication providing evidence of transmission, including a telephone communication confirmed by any other method set forth in this definition.

           "Error Correction Deadline" means one hour after the Auction Agent completes the dissemination of the results of the Auction to Broker-Dealers without regard to the time of receipt of such results by any Broker-Dealer; provided, however, in no event shall the Error Correction Deadline extend past 4:00 p.m., New York City time, unless the Auction Agent experiences technological failure or force majeure in disseminating the Auction results which causes a delay in dissemination past 3:00 p.m., New York City time.

           "Existing Owner" means a Person who is the beneficial owner of Bonds; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as an Existing Owner.

           "Flexible Auction Period" means with respect to a Series of Bonds,

a)

any period of 182 days or less which is divisible by seven and which begins on an Interest Payment Date and ends (i) in the case of a Series of Bonds with Auctions generally conducted on Fridays, on a Sunday unless such Sunday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (ii) in the case of a Series of Bonds with Auctions generally conducted on Mondays, on a Monday unless such Monday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iii) in the case of a Series of Bonds with Auctions generally conducted on Tuesdays, on a Tuesday unless such Tuesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iv) in the case of a Series of Bonds with Auctions generally conducted on Wednesdays, on a Wednesday unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, and (v) in the case of a Series of Bonds with Auctions generally conducted on Thursdays, on a Thursday unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day or

b)	any period which is longer than 182 days which begins on an Interest Payment Date and ends not later than the final scheduled maturity date of such Series of Bonds.

           "Hold Order" means an Order to hold the Bonds as provided in Section 2.01(a) of this Annex or such an Order deemed to have been submitted as provided in Section 2.01(c) of this Annex.

           "Index" has the meaning set forth in Schedule I.

           "Initial Period" has the meaning set forth in Schedule I.

           "Initial Period Rate" has the meaning set forth in Schedule I.

           "Interest Payment Date" with respect to Bonds of a Series bearing interest at Auction Period Rates, means, notwithstanding anything else in the Authorizing Document to the contrary, the first Interest Payment Date for such Series of Bonds as set forth in Schedule I and thereafter (unless changed by Schedule I) (a) when used with respect to any Auction Period other than a daily Auction Period or a Flexible Auction Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding the first day of such Auction Period, (c) when used with respect to a Flexible Auction Period of (i) seven or more but fewer than 183 days, the Business Day immediately following such Flexible Auction Period, or (ii) 183 or more days, each semiannual date on which interest on the Bonds would be payable if such Bonds bore interest at a fixed rate of interest and on the Business Day immediately following such Flexible Auction Period, and (d) the date when the final payment of principal of the Bonds of such Series becomes due and payable (whether at stated maturity, upon redemption or acceleration, or otherwise).

           "Issuer" has the meaning set forth in Schedule I.

           "Maximum Rate" has the meaning set forth in Schedule I.

           "Order" means a Hold Order, Bid or Sell Order.

           "Person" has the meaning set forth in Schedule I.

           "Potential Owner" means any Person, including any Existing Owner, who may be interested in acquiring a beneficial interest in the Bonds in addition to the Bonds currently owned by such Person, if any; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Owner.

           "Record Date" means, notwithstanding anything else in the Authorizing Document, while the Bonds bear interest at the Auction Period Rate, the Business Day immediately preceding an Interest Payment Date.

           "Schedule I" means Schedule I to this Annex.

           "Securities Depository" means, notwithstanding anything else in the Authorizing Document to the contrary, The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation.

           "Sell Order" has the meaning specified in subsection (a) of Section 2.01 of this Annex.

           "Submission Deadline" means, unless changed by Schedule I, 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York City time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent if directed in writing by the Trustee or the Corporation pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent. Notwithstanding the foregoing, the Auction Agent will follow the Securities Industry and Financial Markets Association's Early Market Close Recommendations for shortened trading days for the bond markets (the "SIFMA Recommendation") unless the Auction Agent is instructed otherwise in writing by the Trustee or the Corporation. In the event of a SIFMA Recommendation with respect to an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., New York City time.

           "Submitted Bid" has the meaning specified in subsection (b) of Section 2.04 of this Annex.

           "Submitted Hold Order" has the meaning specified in subsection (b) of Section 2.04 of this Annex.

           "Submitted Order" has the meaning specified in subsection (b) of Section 2.04 of this Annex.

           "Submitted Sell Order" has the meaning specified in subsection (b) of Section 2.04 of this Annex.

           "Sufficient Clearing Bids" means for each Series of Bonds, an Auction for which the number of Units of such Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Rate is not less than the number of Units of such Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Rate.

           "Units" has the meaning set forth in Section 2.02(a)(iii) of this Annex.

           "Winning Bid Rate" means for each Series of Bonds, the lowest rate specified in any Submitted Bid of such Series which if calculated by the Auction Agent as the Auction Rate would cause the number of Units of such Bonds that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the number of Units of Available Bonds of such Series.

ARTICLE II

AUCTION PROCEDURES

           Section 2.01.    Orders by Existing Owners and Potential Owners. (a) Prior to the Broker-Dealer Deadline for each Series of Bonds on each Auction Date:

(i) each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, one or more Orders as to:

                     (B)           the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner commits to continue to hold for the next succeeding Auction Period without regard to the Auction Rate for such Auction Period;

                     (C)            the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner commits to continue to hold for the next succeeding Auction Period if the Auction Rate for the next succeeding Auction Period is not less than the rate per annum specified in such Order (and if the Auction Rate is less than such specified rate, the effect of the Order shall be as set forth in paragraph (b)(i)(A) of this Section); and/or

                      (D)           the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner offers to sell on the first Business Day of the next succeeding Auction Period (or on the same day in the case of a daily Auction Period) without regard to the Auction Rate for the next succeeding Auction Period; and

          (ii)           each Potential Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, an Order as to the principal amount of Bonds, which each such Potential Owner offers to purchase if the Auction Rate for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.

           For the purposes of the Auction Procedures an Order containing the information referred to in clause (i)(A) above is referred to as a "Hold Order," an Order containing the information referred to in clause (i)(B) or (ii) above is referred to as a "Bid," and an Order containing the information referred to in clause (i)(C) above is referred to as a "Sell Order."

           No Auction Desk of a Broker-Dealer shall accept as an Order a submission (whether received from an Existing Owner or a Potential Owner or generated by the Broker-Dealer for its own account) which does not conform to the requirements of the Auction Procedures, including, but not limited to, submissions which are not in Authorized Denominations, specify a rate which contains more than three figures to the right of the decimal point or specify an amount greater than the amount of Outstanding Bonds. No Auction Desk of a Broker-Dealer shall accept a Bid or Sell Order which is conditioned on being filled in whole or a Bid which does not specify a specific interest rate.

           (b) (i) A Bid by an Existing Owner shall constitute an offer to sell on the first Business Day of the next succeeding Auction Period (or the same day in the case of a daily Auction Period):

(A) the principal amount of Bonds specified in such Bid if the Auction Rate for the next succeeding Auction Period shall be less than the rate specified in such Bid; or

                     (B)            such principal amount or a lesser principal amount of Bonds to be determined as described in subsection (a)(v) of Section 2.05 hereof if the Auction Rate for the next succeeding Auction Period shall be equal to such specified rate; or

                     (C)           a lesser principal amount of Bonds to be determined as described in subsection (b)(iv) of Section 2.05 hereof if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

          (ii)            A Sell Order by an Existing Owner shall constitute an offer to sell:

(D) the principal amount of Bonds specified in such Sell Order; or

(E) such principal amount or a lesser principal amount of Bonds as described in subsection (b)(iv) of Section 2.05 hereof if Sufficient Clearing Bids do not exist.

          (iii)           A Bid by a Potential Owner shall constitute an offer to purchase:

(A) the principal amount of Bonds specified in such Bid if the Auction Rate for the next succeeding Auction Period shall be higher than the rate specified therein; or

                     (B)           such principal amount or a lesser principal amount of Bonds as described in subsection (a)(vi) of Section 2.05 hereof if the Auction Rate for the next succeeding Auction Period shall be equal to such specified rate.

           (c) Anything herein to the contrary notwithstanding:

          (i)           If an Order or Orders covering all of the Bonds of a particular Series held by an Existing Owner is not submitted to the Broker-Dealer of record for such Existing Owner prior to the Broker-Dealer Deadline, such Broker-Dealer shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds held by such Existing Owner and not subject to Orders submitted to such Broker-Dealer; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted to such Broker-Dealer prior to the Broker-Dealer Deadline covering the aggregate principal amount of Bonds of a particular Series to be converted held by such Existing Owner, such Broker-Dealer shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds to be converted held by such Existing Owner not subject to Orders submitted to such Broker-Dealer;

          (ii)           for purposes of any Auction, any Order by any Existing Owner or Potential Owner shall be revocable until the Broker-Dealer Deadline, and after the Broker-Dealer Deadline, all such Orders shall be irrevocable, except as provided in Sections 2.02(e)(ii) and 2.02(f); and

          (iii)            for purposes of any Auction other than during a daily Auction Period, any Bonds sold or purchased pursuant to subsection (b)(i), (ii) or (iii) above shall be sold or purchased at a price equal to 100% of the principal amount thereof; provided that, for purposes of any Auction during a daily Auction Period, such sale or purchase price shall be 100% of the principal amount thereof plus accrued interest to the date of sale or purchase.

           Section 2.02.     Submission of Orders by Broker-Dealers to Auction Agent.

          (a) Each Broker-Dealer shall submit to the Auction Agent in writing, or by such Electronic Means as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date for Bonds of a Series, all Orders with respect to Bonds of such Series accepted by such Broker-Dealer in accordance with Section 2.01 above and specifying with respect to each Order or aggregation of Orders pursuant to Section 2.02(b) below:

(i) the name of the Broker-Dealer;

(ii) the number of Bidders placing Orders, if requested by the Auction Agent;

          (iii)           the aggregate number of Units of Bonds of such Series, if any, that are the subject of such Order, where each Unit is equal to the principal amount of the minimum Authorized Denomination of the Bonds;

(iv) to the extent that such Bidder is an Existing Owner:

(A) the number of Units of Bonds of such Series, if any, subject to any Hold Order placed by such Existing Owner;

(B) the number of Units of Bonds of such Series, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

(C) the number of Units of Bonds of such Series, if any, subject to any Sell Order placed by such Existing Owner; and

(v) to the extent such Bidder is a Potential Owner, the rate specified in such Bid.

          (b) If more than one Bid is submitted to a Broker-Dealer on behalf of any single Potential Owner, the Broker-Dealer shall aggregate each Bid on behalf of such Potential Owner submitted with the same rate and consider such Bids as a single Bid and shall consider each Bid submitted with a different rate a separate Bid with the rate and the number of Units of Bonds specified therein.

           A Broker-Dealer may aggregate the Orders of different Potential Owners with those of other Potential Owners on whose behalf the Broker-Dealer is submitting Orders and may aggregate the Orders of different Existing Owners with other Existing Owners on whose behalf the Broker-Dealer is submitting Orders; provided, however, Bids may only be aggregated if the interest rates on the Bids are the same.

          (c) None of the Issuer, the Corporation, the Trustee or the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

          (d) Nothing contained herein shall preclude a Broker-Dealer from placing an Order for some or all of the Bonds for its own account.

          (e) Until the Submission Deadline, a Broker-Dealer may withdraw or modify any Order previously submitted to the Auction Agent (i) for any reason if the Order was generated by the Auction Desk of the Broker-Dealer for the account of the Broker-Dealer or (ii) to correct a Clerical Error on the part of the Broker-Dealer in the case of any other Order, including Orders from the Broker-Dealer which were not originated by the Auction Desk.

          (f) After the Submission Deadline and prior to the Error Correction Deadline, a Broker-Dealer may:

          (i)           submit to the Auction Agent an Order received from an Existing Owner, Potential Owner or a Broker-Dealer which is not an Order originated by the Auction Desk, in each case prior to the Broker-Dealer Deadline, or an Order generated by the Broker-Dealer's Auction Desk for its own account prior to the Submission Deadline (provided that in each case the Broker-Dealer has a record of such Order and the time when such Order was received or generated) and not submitted to the Auction Agent prior to the Submission Deadline as a result of (A) an event of force majeure or a technological failure which made delivery prior to the Submission Deadline impossible or, under the conditions then prevailing, impracticable or (B) a Clerical Error on the part of the Broker-Dealer; or

          (ii)           modify or withdraw an Order received from an Existing Owner or Potential Owner or generated by the Broker-Dealer (whether generated by the Broker-Dealer's Auction Desk or elsewhere within the Broker-Dealer) for its own account and submitted to the Auction Agent prior to the Submission Deadline or pursuant to clause (i) above, if the Broker-Dealer determines that such Order contained a Clerical Error on the part of the Broker-Dealer.

           In the event a Broker-Dealer makes a submission, modification or withdrawal pursuant to this Section 2.02(f) and the Auction Agent has already run the Auction, the Auction Agent shall rerun the Auction, taking into account such submission, modification or withdrawal. Each submission, modification or withdrawal of an Order submitted pursuant to this Section 2.02(f) by a Broker-Dealer after the Submission Deadline and prior to the Error Correction Deadline shall constitute a representation by the Broker-Dealer that (A) in the case of a newly submitted Order or portion thereof or revised Order, the failure to submit such Order prior to the Submission Deadline resulted from an event described in clause (i) above and such Order was received from an Existing Owner or Potential Owner or is an Order received from the Broker-Dealer that was not originated by the Auction Desk, in each case, prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer's Auction Desk for its own account prior to the Submission Deadline or (B) in the case of a modified or withdrawn Order, such Order was received from an Existing Owner, a Potential Owner or the Broker-Dealer which was not originated by the Auction Desk prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer's Auction Desk for its own account prior to the Submission Deadline and such Order as submitted to the Auction Agent contained a Clerical Error on the part of the Broker-Dealer and that such Order has been modified or withdrawn solely to effect a correction of such Clerical Error, and in the case of either (A) or (B), as applicable, the Broker-Dealer has a record of such Order and the time when such Order was received or generated. The Auction Agent shall be entitled to rely conclusively (and shall have no liability for relying) on such representation for any and all purposes of the Auction Procedures.

           (g) If after the Auction Agent announces the results of an Auction, a Broker-Dealer becomes aware that an error was made by the Auction Agent, the Broker-Dealer shall communicate such awareness to the Auction Agent prior to 5:00 p.m. New York City time on the Auction Date (or 2:00 pm. New York City time in the case of Bonds in a daily Auction Period). If the Auction Agent determines there has been such an error (as a result of either a communication from a Broker-Dealer or its own discovery) prior to 3:00 p.m. New York City time on the first day of the Auction Period with respect to which such Auction was conducted, the Auction Agent shall correct the error and notify each Broker-Dealer that submitted Bids or held a position in Bonds in such Auction of the corrected results.

           (h) Nothing contained herein shall preclude the Auction Agent from:

           (i)           advising a Broker-Dealer prior to the Submission Deadline that it has not received Sufficient Clearing Bids for the Bonds; provided, however, that if the Auction Agent so advises any Broker-Dealer, it shall so advise all Broker-Dealers; or

           (ii)           verifying the Orders of a Broker-Dealer prior to or after the Submission Deadline; provided, however, that if the Auction Agent verifies the Orders of any Broker-Dealer, it shall verify the Orders of all Broker-Dealers requesting such verification.

           Section 2.03.   Treatment of Orders by the Auction Agent. Anything herein to the contrary notwithstanding:

           (a) If the Auction Agent receives an Order which does not conform to the requirements of the Auction Procedures, the Auction Agent may contact the Broker-Dealer submitting such Order until one hour after the Submission Deadline and inform such Broker-Dealer that it may resubmit such Order so that it conforms to the requirements of the Auction Procedures. Upon being so informed, such Broker-Dealer may correct and resubmit to the Auction Agent any such Order that, solely as a result of a Clerical Error on the part of such Broker-Dealer, did not conform to the requirements of the Auction Procedures when previously submitted to the Auction Agent. Any such resubmission by a Broker-Dealer shall constitute a representation by such Broker-Dealer that the failure of such Order to have so conformed was solely as a result of a Clerical Error on the part of such Broker-Dealer. If the Auction Agent has not received a corrected conforming Order within one hour and fifteen minutes of the Submission Deadline, the Auction Agent shall, if and to the extent applicable, adjust or apply such Order, as the case may be, in conformity with the provisions of subsections (b), (c) or (d) of this Section 2.03 and, if the Auction Agent is unable to so adjust or apply such Order, the Auction Agent shall reject such Order.

           (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

           (c) If one or more Orders covering in the aggregate more than the number of Units of Outstanding Bonds of a particular Series are submitted by a Broker-Dealer to the Auction Agent, such Orders shall be considered valid in the following order of priority:

           (i)           all Hold Orders shall be considered Hold Orders, but only up to and including in the aggregate the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record;

           (ii)          (A)     any Bid of a Broker-Dealer shall be considered valid as a Bid of an Existing Owner up to and including the excess of the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of the Bonds of such Series subject to Hold Orders referred to in clause (i) above;

                     (B)           subject to clause (A) above, all Bids of a Broker-Dealer with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to Hold Orders referred to in clause (i) above;

                     (C)           subject to clause (A) above, if more than one Bid with different rates is submitted by a Broker-Dealer, such Bids shall be considered Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to Hold Orders referred to in clause (i) above; and

                     (D)           the number of Units, if any, of such Bonds of such Series subject to Bids not considered to be Bids for which such Broker-Dealer is the Broker-Dealer of record under this clause (ii) shall be treated as the subject of a Bid by a Potential Owner;

           (iii)           all Sell Orders shall be considered Sell Orders, but only up to and including the number of Units of Bonds of such Series equal to the excess of the number of Units of Bonds of such Series for which such Broker-Dealer is the Broker-Dealer of record over the sum of the number of Units of the Bonds of such Series considered to be subject to Hold Orders pursuant to clause (i) above and the number of Units of Bonds of such Series considered to be subject to Bids for which such Broker-Dealer is the Broker-Dealer of record pursuant to clause (ii) above.

           (d) If any Order is for other than an integral number of Units, then the Auction Agent shall round the amount down to the nearest number of whole Units, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such number of Units.

           (e) For purposes of any Auction other than during a daily Auction Period, if an Auction Agent has been notified by the Trustee, Issuer or Corporation that any portion of an Order by a Broker-Dealer relates to a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction, the Order shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted.

           (f) For purposes of any Auction other than during a daily Auction Period, no portion of a Bond which the Auction Agent has been notified by the Trustee, Issuer or Corporation has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Bonds for such Auction.

           (g) If an Order or Orders covering all of the Bonds of a particular Series is not submitted by a Broker-Dealer of record prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Bonds for which such Broker-Dealer is the Broker-Dealer of record and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted by such Broker-Dealer prior to the Submission Deadline covering the number of Units of Bonds of a particular Series to be converted for which such Broker-Dealer is the Broker-Dealer of record, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Bonds to be converted for which such Broker-Dealer is the Broker-Dealer of record not subject to Orders submitted by such Broker-Dealer.

           (h) Any Bid specifying a rate higher than the Maximum Rate will (i) be treated as a Sell Order if submitted by an Existing Owner and (ii) not be accepted if submitted by a Potential Owner.

           Section 2.04.   Determination of Auction Period Rate. (a) If requested by the Trustee or a Broker-Dealer, not later than 10:30 a.m., New York City time (or such other time as may be agreed to by the Auction Agent and all Broker-Dealers), on each Auction Date for each Series of Bonds, the Auction Agent shall advise such Broker-Dealer (and thereafter confirm to the Trustee, if requested) of the All Hold Rate, the Index and, if the Maximum Rate is not a fixed interest rate, the Maximum Rate. Such advice, and confirmation, shall be made by telephone or other Electronic Means acceptable to the Auction Agent.

           (b) Promptly after the Submission Deadline for each Series of Bonds on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, and collectively as a "Submitted Order") and shall determine (i) the Available Bonds, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

          (c) In the event the Auction Agent shall fail to calculate or, for any reason, fails to provide the Auction Rate on the Auction Date, for any Auction Period (i) if the preceding Auction Period was a period of 35 days or less, (A) a new Auction Period shall be established for the same length of time as the preceding Auction Period, if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Auction Period Rate for the new Auction Period shall be the percentage of the Index set forth in Schedule I under "Determination of Auction Period Rate" if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by a Business Day) and the Auction Period Rate for the period as so extended shall be the same as the Auction Period Rate for the Auction Period prior to the extension, and (ii) if the preceding Auction Period was a period of greater than 35 days, (A) a new Auction Period shall be established for a period that ends on the seventh day following the day that was the last day of the preceding Auction Period, (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Auction Period Rate for the new Auction Period shall be the percentage of the Index set forth in Schedule I under "Determination of Auction Period Rate" if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by a Business Day) and the Auction Period Rate for the period as so extended shall be the same as the Auction Period Rate for the Auction Period prior to the extension. In the event a new Auction Period is established as set forth in clause (ii) (A) above, an Auction shall be held on the last Business Day of the new Auction Period to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the new Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no new Auction Period or Auction Periods subsequent to the last Auction Period for which a Winning Bid Rate or an All Hold Rate had been determined. In the event an Auction Period is extended as set forth in clause (i) (B) or (ii) (B) above, an Auction shall be held on the last Business Day of the Auction Period as so extended to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the extended Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no extension of the prior Auction Period.

          Notwithstanding the foregoing, neither new nor extended Auction Periods shall total more than 35 days in the aggregate. If at the end of the 35 days the Auction Agent fails to calculate or provide the Auction Rate, or there is not at the time a duly appointed and acting Auction Agent or Broker-Dealer, the Auction Period Rate shall be the Maximum Rate.

          (d) In the event of a failed conversion from an Auction Period to any other period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Period Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be a seven-day Auction Period.

          (e) If the Bonds are no longer maintained in book-entry-only form by the Securities Depository, then the Auctions shall cease and the Auction Period Rate shall be the Maximum Rate.

Section 2.05.   Allocation of Bonds.

           (a) In the event of Sufficient Clearing Bids for a Series of Bonds, subject to the further provisions of subsections (c) and (d) below, Submitted Orders for each Series of Bonds shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

           (ii)           the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Bonds that are the subject of such Submitted Sell Order or Submitted Bid;

           (iii)           the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

           (iv)           the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

           (v)           the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid, but only up to and including the number of Units of Bonds obtained by multiplying (A) the aggregate number of Units of Outstanding Bonds which are not the subject of Submitted Hold Orders described in clause (i) above or of Submitted Bids described in clauses (iii) or (iv) above by (B) a fraction the numerator of which shall be the number of Units of Outstanding Bonds held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate number of Units of Outstanding Bonds subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Bonds;

           (vi)           the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid, but only in an amount equal to the number of Units of Bonds obtained by multiplying (A) the aggregate number of Units of Outstanding Bonds which are not the subject of Submitted Hold Orders described in clause (i) above or of Submitted Bids described in clauses (iii), (iv) or (v) above by (B) a fraction the numerator of which shall be the number of Units of Outstanding Bonds subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate number of Units of Outstanding Bonds subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

(vii) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

           (b) In the event there are not Sufficient Clearing Bids for a Series of Bonds, Submitted Orders for each Series of Bonds shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

           (i)           the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

           (iii)           the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

           (iv)           the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the number of Units of Bonds obtained by multiplying (A) the aggregate number of Units of Bonds subject to Submitted Bids described in clause (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the number of Units of Outstanding Bonds held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the number of Units of Outstanding Bonds subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Bonds; and

(v) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Rate shall be rejected.

           (c) If, as a result of the undertakings described in Section 2.05(a) or (b) above, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of the Bonds that is not an integral multiple of an Authorized Denomination on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of the Bonds to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of the Bonds purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an integral multiple of such Authorized Denomination, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any Bonds on such Auction Date.

           (d) If, as a result of the undertakings described in Section 2.05(a) above, any Potential Owner would be required to purchase less than an Authorized Denomination in principal amount of the Bonds on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate the Bonds for purchase among Potential Owners so that the principal amount of the Bonds purchased on such Auction Date by any Potential Owner shall be an integral multiple of such Authorized Denomination, even if such allocation results in one or more of such Potential Owners not purchasing the Bonds on such Auction Date.

           Section 2.06.   Notice of Auction Period Rate. (a) On each Auction Date, the Auction Agent shall notify each Broker-Dealer that participated in the Auction held on such Auction Date by Electronic Means acceptable to the Auction Agent and the applicable Broker-Dealer of the following, with respect to each Series of Bonds for which an Auction was held on such Auction Date:

(i) the Auction Period Rate determined on such Auction Date for the succeeding Auction Period;

(ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

           (iii)           if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected and the number of Units of Bonds, if any, to be sold by such Existing Owner;

(iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected and the number of Units of Bonds, if any, to be purchased by such Potential Owner;

           (v)           if the aggregate number of Units of the Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate number of Units of Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the number of Units of Bonds to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids;

(vi) the amount of dividend or interest payable per Unit on each Interest Payment Date with respect to such Auction Period; and

(vii) the immediately succeeding Auction Date.

           (b) On each Auction Date, with respect to each Series of Bonds for which an Auction was held on such Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall: (i) if requested by an Existing Owner or a Potential Owner, advise such Existing Owner or Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Period Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Units of Bonds to be purchased pursuant to such Bid (including, with respect to the Bonds in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Bond) against receipt of such Bonds; and (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Units of Bonds to be sold pursuant to such Bid or Sell Order against payment therefor.

           (c) The Auction Agent shall give notice of the Auction Rate to the Corporation, Issuer and Trustee by mutually acceptable Electronic Means and the Trustee shall promptly give notice of such Auction Rate to the Securities Depository.

Section 2.07.   Index.

          (a) If for any reason on any Auction Date the Index shall not be determined as provided in Schedule I, the Index shall be the Index for the prior Business Day.

          (b) The determination of the Index as provided in Schedule I and herein shall be conclusive and binding upon the Issuer, the Corporation, the Trustee, the Broker-Dealers, the Auction Agent and the Owners of the Bonds.

Section 2.08.   Miscellaneous Provisions Regarding Auctions.

          (a) In this Annex, each reference to the purchase, sale or holding of Bonds shall refer to beneficial interests in Bonds, unless the context clearly requires otherwise.

          (b) During an ARS Rate Period with respect to each Series of Bonds, the provisions of the Authorizing Document and the definitions contained therein and described in this Annex, including without limitation the definitions of All Hold Rate, Index, Interest Payment Date, Maximum Rate, Auction Period Rate and Auction Rate, may be amended pursuant to the Authorizing Document by obtaining the consent of the owners of all affected Outstanding Bonds bearing interest at the Auction Period Rate as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the registered owners of the affected Outstanding Bonds as required by the Authorizing Document, (i) the Auction Period Rate which is determined on such date is the Winning Bid Rate or the All Hold Rate and (ii) there is delivered to the Corporation and the Trustee an opinion of Bond Counsel to the effect that such amendment shall not adversely affect the validity of the Bonds or any exemption from federal income taxation to which the interest on the Bonds would otherwise be entitled, the proposed amendment shall be deemed to have been consented to by the registered owners of all affected Outstanding Bonds bearing interest at an Auction Period Rate.

          (c) If the Securities Depository notifies the Issuer that it is unwilling or unable to continue as registered owner of the Bonds or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor to the Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, the Auctions shall cease and the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Bonds. Such Bonds shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Issuer and the Trustee.

           During an ARS Rate Period, so long as the ownership of the Bonds is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Bond only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions, such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Owner of the Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition.

          (d) Unless specifically provided otherwise in Schedule I, the Auction Agent shall continue to implement the Auction Procedures notwithstanding the occurrence of an Event of Default under the Authorizing Document.

           Section 2.09.   Changes in Auction Period or Auction Date.

           (a) Changes in Auction Period.

           (i)           During any ARS Rate Period, the Corporation, may, from time to time on the Interest Payment Date immediately following the end of any Auction Period, change the length of the Auction Period with respect to all of the Bonds of a Series among daily, seven-days, 28-days, 35-days, three months, six months or a Flexible Auction Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Bonds. The Corporation shall initiate the change in the length of the Auction Period by giving written notice to the Issuer, the Trustee, the Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.

           (ii)           Any such changed Auction Period shall be for a period of one day, seven-days, 28-days, 35-days, three months, six months or a Flexible Auction Period and shall be for all of the Bonds of such Series.

           (iii)           The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such new Auction Period. For purposes of the Auction for such new Auction Period only, except to the extent any Existing Owner submits an Order with respect to such Bonds of any Series, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Bonds of such Series if the change is to a longer Auction Period and a Hold Order if the change is to a shorter Auction Period. If there are not Sufficient Clearing Bids for the first Auction Period, the Auction Rate for the new Auction Period shall be the Maximum Rate, and the Auction Period shall be a seven-day Auction Period.

           (b) Changes in Auction Date. During any ARS Rate Period, the Auction Agent, at the direction of the Corporation, may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne by the Bonds. The Auction Agent shall provide notice of the Corporation's direction to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Issuer, the Corporation and the Broker-Dealers with a copy to the Securities Depository. In the event the Auction Agent is instructed to specify an earlier or later Auction Date, the days of the week on which an Auction Period begins and ends, the day of the week on which an Auction Period ends and the Interest Payment Dates relating to a such Auction Period shall be adjusted accordingly.

           (c) Changes Resulting from Unscheduled Holidays. If, in the opinion of the Auction Agent and the Broker-Dealers, there is insufficient notice of an unscheduled holiday to allow the efficient implementation of the Auction Procedures set forth herein, the Auction Agent and the Broker-Dealers may, as they deem appropriate, set a different Auction Date and adjust any Interest Payment Dates and Auction Periods affected by such unscheduled holiday. In the event there is not agreement among the Broker-Dealers, the Auction Agent shall set the different Auction Date and make such adjustments as directed by the Broker-Dealer for a majority of the outstanding Units (based on the number of Units for which a Broker-Dealer is listed as the Broker-Dealer in the Existing Owner Registry maintained by the Auction Agent pursuant to Section 2.2(a) of the Auction Agreement), and, if there is not a majority so directing, the Auction Date shall be moved to the next succeeding Business Day following the scheduled Auction Date, and the Interest Payment Date and the Auction Period shall be adjusted accordingly.

SCHEDULE I

TO AUCTION PROCEDURES

          In the event of any conflict between this Schedule I and Annex I, this Schedule I shall prevail.

Definitions

          "All Hold Rate" means, as of any Auction Date, 90% of the Index in effect on such Auction Date; provided, however, that the All Hold Rate may not exceed the Maximum Interest Rate.

          "Applicable Margin" means (A) 1.50%, provided that the Series 2007-2 Auction Rate Notes are rated at least "Aa3" and "AA-" by Moody's and S&P, respectively, (B) 2.50%, provided that the Series 2007-2 Auction Rate Notes are rated below "Aa3" and "AA-" but at least "A3" and "A-" by Moody's and S&P, respectively, or (C) 3.50%, provided that the Series 2007-2 Auction Rate Notes are rated below "A3" and "A-" by Moody's and S&P, respectively.

          "Auction Agent" shall initially be Deutsche Bank Trust Company Americas.

          "Auction Date" shall include as part of the definition the first Auction Date which shall be as set forth below with respect to each Series of the Series 2007-2 Auction Rate Notes:

Series	First Auction Date
Series 2007-2A-2 Senior Notes	November 20, 2007
Series 2007-2A-3 Senior Notes	November 28, 2007
Series 2007-2A-4 Senior Notes	November 30, 2007
Series 2007-2A-5 Senior Notes	December 3, 2007
Series 2007-2A-6 Senior Notes	December 6, 2007
Series 2007-2A-7 Senior Notes	November 21, 2007
Series 2007-2A-8 Senior Notes	November 26, 2007
Series 2007-2A-9 Senior Notes	November 29, 2007
Series 2007-2A-10 Senior Notes	December 4, 2007
Series 2007-2A-11 Senior Notes	December 7, 2007
Series 2007-2A-12 Senior Notes	November 23, 2007
Series 2007-2A-13 Senior Notes	November 27, 2007
Series 2007-2A-14 Senior Notes	December 5, 2007
Series 2007-2B-1 Subordinate Notes	November 20, 2007

          "Auction Period" shall include in the Six-month Auction Period either January 24 or July 24 (unless such day is not followed by a Business Day, in which case the Six-Month Auction Period shall end on the next succeeding day which is followed by a Business Day).

           "Authorized Denomination" means $25,000.

          "Authorizing Document" means the Second Amended and Restated Indenture of Trust, dated as of April 1, 2006, among the Issuer, the Trustee, and the Eligible Lender Trustee, as amended and supplemented, including the Eighth Supplemental Indenture of Trust, dated as of November 1, 2007, between the Issuer and the Trustee.

          "Bonds" means the Series 2007-2 Auction Rate Notes as defined in the Authorizing Document, which are comprised of the Series 2007-2A-2 Senior Notes, Series 2007-2A-3 Senior Notes, Series 2007-2A-4 Senior Notes, Series 2007-2A-5 Senior Notes, Series 2007-2A-6 Senior Notes, Series 2007-2A-7 Senior Notes, Series 2007-2A-8 Senior Notes, Series 2007-2A-9 Senior Notes, Series 2007-2A-10 Senior Notes, Series 2007-2A-11 Senior Notes, Series 2007-2A-12 Senior Notes, Series 2007-2A-13 Senior Notes, Series 2007-2A-14 Senior Notes and the Series 2007-2B-1 Subordinate Notes. The terms "Bonds" and "Series 2007-2 Auction Rate Notes" are used interchangeably in this Schedule I.

          "Broker-Dealer" shall initially be UBS Securities LLC (for Series 2007-2A-2 Senior Notes, Series 2007-2A-3 Senior Notes, Series 2007-2A-4 Senior Notes, Series 2007-2A-5 Senior Notes, Series 2007-2A-6 Senior Notes and the Series 2007-2B-1 Subordinate Notes), Citigroup Global Capital Markets Inc. (for the Series 2007-2A-7 Senior Notes, Series 2007-2A-8 Senior Notes, Series 2007-2A-9 Senior Notes, Series 2007-2A-10 Senior Notes and Series 2007-2A-11 Senior Notes), and Goldman, Sachs & Co. (for the Series 2007-2A-12 Senior Notes, Series 2007-2A-13 Senior Notes and Series 2007-2A-14 Senior Notes).

          "Carry-over Amount" shall mean the excess, if any, of (a) the amount of interest on a Series of Series 2007-2 Auction Rate Notes that would have accrued with respect to the related Auction Period at the Auction Rate (if an Auction is not held for any reason, the Auction Rate shall be deemed to be the Maximum Rate for purposes of this definition) over (b) the amount of interest on such Series of Series 2007-2 Auction Rate Notes with respect to such Series of Series 2007-2 Auction Rate Notes, with respect to such Auction Period based on the Maximum Rate, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to "principal" or "interest" in the Authorizing Document, and in the Series 2007-2 Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

           "Corporation" means the Issuer.

          "Index" means on any Auction Date with respect to Series 2007-2 Auction Rate Notes in any Auction Period of 35 days or less One-Month LIBOR. The Index with respect to Series 2007-2 Auction Rate Notes in any Auction Period of more than 35 days shall be the rate on United States Treasury Securities having a maturity which most closely approximates the length of the Auction Period as last published in The Wall Street Journal or such other source as may be mutually agreed upon by Issuer and the Broker-Dealers. If either rate is unavailable, the Index shall be an index or rate agreed to by all Broker-Dealers and consented to by the Issuer. For the purpose of this definition an Auction Period of 35 days or less means a 35-day Auction Period or shorter Auction Period, i.e. a 35-day Auction Period which is extended because of a holiday would still be considered an Auction Period of 35 days or less.

          "Initial Period" means the period from the Closing Date to but not including the initial Interest Payment Date, with respect to each Series of the Series 2007-2 Auction Rate Notes.

          "Initial Period Rate" means, with respect to each Series of the Series 2007-2 Auction Rate Notes, the rates set forth below:

Series	Initial Period Rate
Series 2007-2A-2 Senior Notes	5.40%
Series 2007-2A-3 Senior Notes	5.40%
Series 2007-2A-4 Senior Notes	5.40%
Series 2007-2A-5 Senior Notes	5.40%
Series 2007-2A-6 Senior Notes	5.40%
Series 2007-2A-7 Senior Notes	5.40%
Series 2007-2A-8 Senior Notes	5.40%
Series 2007-2A-9 Senior Notes	5.40%
Series 2007-2A-10 Senior Notes	5.40%
Series 2007-2A-11 Senior Notes	5.40%
Series 2007-2A-12 Senior Notes	5.30%
Series 2007-2A-13 Senior Notes	5.30%
Series 2007-2A-14 Senior Notes	5.30%
Series 2007-2B-1 Subordinate Notes	6.25%

          "Interest Payment Date": The definition of "Interest Payment Date" in the Auction Procedures is amended to read as follows: "Interest Payment Date" with respect to Bonds of a Series bearing interest at Auction Period Rates, means, notwithstanding anything else in the Authorizing Document to the contrary, the first Interest Payment Date for such Series of Bonds as set forth in Schedule I and thereafter (unless changed by Schedule I) (a) when used with respect to any Auction Period other than a daily Auction Period, a six-month Auction Period or a Flexible Auction Period of 92 or more days, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a six-month Auction Period or a Flexible Auction Period of 92 or more days, each January 25, April 25, July 25 and October 25 (or if such date is not a Business Day, on the following Business Day) and on the Business Day immediately following such six-month Auction Period or Flexible Auction Period, and (d) the date when the final payment of principal of the Bonds of such Series becomes due and payable (whether at stated maturity, upon redemption or acceleration, or otherwise).

          "Interest Payment Date" includes the first Interest Payment Date, which shall be as set forth below with respect to each Series of the Series 2007-2 Auction Rate Notes.

Series	First Interest Payment Date
Series 2007-2A-2 Senior Notes	November 21, 2007
Series 2007-2A-3 Senior Notes	November 29, 2007
Series 2007-2A-4 Senior Notes	December 3, 2007
Series 2007-2A-5 Senior Notes	December 4, 2007
Series 2007-2A-6 Senior Notes	December 7, 2007
Series 2007-2A-7 Senior Notes	November 23, 2007
Series 2007-2A-8 Senior Notes	November 27, 2007
Series 2007-2A-9 Senior Notes	November 30, 2007
Series 2007-2A-10 Senior Notes	December 5, 2007
Series 2007-2A-11 Senior Notes	December 10, 2007
Series 2007-2A-12 Senior Notes	November 26, 2007
Series 2007-2A-13 Senior Notes	November 28, 2007
Series 2007-2A-14 Senior Notes	December 6, 2007
Series 2007-2B-1 Subordinate Notes	November 21, 2007

          "Issuer" means College Loan Corporation Trust I.

          "Maximum Auction Rate" means the One-Month LIBOR plus the Applicable Margin.

          "Maximum Interest Rate" means the lesser of: (i) 17% per annum or (ii) the maximum interest rate permitted by law.

          "Maximum Rate" means the least of (i) the Maximum Auction Rate; (ii) the Maximum Interest Rate; and (iii) if a Net Loan Restriction Period is in effect, the Net Loan Rate.

          "Net Loan Rate" means, with respect to any Auction Period, (a) the rate of interest per annum (rounded to the next highest 0.01%) equal to the amount determined by dividing (a) the product of 12 times the sum of the following amounts accrued during the calendar month immediately preceding such Auction Period: (i) interest (including Interest Benefit Payments) and Special Allowance Payments with respect to the Financed Student Loans, after giving effect to any Borrower Benefits, plus (ii) investment earnings on amounts in any Funds or Accounts, plus (iii) any Counterparty Swap Payments minus (iv) any amount required to be paid to the U.S. Department of Education or to be repaid to Guarantee Agencies with respect to the Financed Student Loans that do not qualify for a Guarantee, minus (v) any payments due to a Swap Counterparty under a Swap Agreement, minus (vi) the interest accrued on all Outstanding Notes (other than Auction Rate Notes), minus (vii) the Program Expense Percentage, minus (viii) any Premium paid in connection with the acquisition of Financed Student Loans during the Acquisition Period and Revolving Period; by (b) the aggregate Principal Balance of all Auction Rate Notes as of the date of such calculation. For this purpose, the Special Allowance Payment shall be computed based upon the bond equivalent yield of Ninety-One Day United States Treasury Bill Rate most recently auctioned, or the CP Rate, as applicable (whether or not the actual Special Allowance Payment rate could then be determined); and, provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (i) written consent of the Broker-Dealer for the applicable Series of Auction Rate Notes and (ii) the Rating Agency Condition shall have been met with respect to such amendment. Capitalized terms used in this definition but not otherwise defined in the Auction Procedures or this Schedule I shall have the meanings ascribed to such terms in the Authorizing Document or Schedule II to the Auction Procedures.

          "Net Loan Rate Restriction Period" means, with respect to any Series of the Series 2007-2 Auction Rate Notes, the period of time from and including a Net Loan Rate Trigger Date to but excluding a Net Loan Rate Termination Date. Capitalized terms used in this definition but not otherwise defined in the Auction Procedures or this Schedule I shall have the meanings ascribed to such terms in the Authorizing Document or Schedule II to the Auction Procedures.

          "Net Loan Rate Termination Date" means, for a Series of Series 2007-2 Auction Rate Notes for which the Net Loan Rate Trigger Date has occurred, the first day of an Auction Period which immediately follows three consecutive Auction Dates for such Series of the Series 2007-2 Auction Rate Notes where both: (i) the Auction Rate established on each such Auction Date for such Series was less than a per annum rate equal to the sum of the Ninety-One Day United States Treasury Bill Rate as of each such Auction Date, plus 0.95%; and (ii) the most recently available Three-Month LIBOR rate, as of the CP Determination Date in the month for which such calculation is being made, was less than the sum of the CP Rate for the applicable month plus 0.25%. Capitalized terms used in this definition but not otherwise defined in the Auction Procedures or this Schedule I shall have the meanings ascribed to such terms in the Authorizing Document or Schedule II to the Auction Procedures.

          "Net Loan Rate Trigger Date" means, for a Series of Series 2007-2 Auction Rate Notes, the first day of an Auction Period which immediately follows six consecutive Auction Dates for such Series of the Series 2007-2 Auction Rate Notes where either: (i) the Auction Rate established on each such Auction Date was equal to or greater than a per annum rate equal to the sum of the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date in effect as of each Auction Date, plus 0.95%; or (ii) the most recently available Three-Month LIBOR rate, as of the CP Determination Date in the month for which such calculation is being made, was equal to or greater than the sum of the CP Rate for the applicable month plus 0.25%. Capitalized terms used in this definition but not otherwise defined in the Auction Procedures or this Schedule I shall have the meanings ascribed to such terms in the Authorizing Document or Schedule II to the Auction Procedures.

          "One-Month LIBOR" shall mean the offered rate (rounded up to the next highest one/one thousandth of one percent (0.001%)) for deposits in U.S. dollars for a one-month period which appears on the Reuters Screen LIBOR01 (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market.

          "Non-Payment Rate" means the Maximum Auction Rate, plus one percentage point (1.0%) per annum; provided, however, that the Non-Payment Rate may not exceed the Maximum Interest Rate.

          "Payment Default" means, with respect to the Series 2007-2 Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on the Series 2007-2 Auction Rate Notes, or (b) the circumstance that on any Auction Date there are insufficient moneys in the Debt Service Fund to pay, or otherwise held by the Trustee under the Authorizing Document and available to pay, the principal of and interest due on the Series 2007-2 Auction Rate Notes on the Interest Payment Date immediately following such Auction Date.

          "Person" has the meaning given to such term in the Authorizing Document.

Auction Procedures

Determination of Auction Period Rate. The percentage of the Index in Section 2.04(c) is 100%.

Section 2.03(h) of the Auction Procedures is amended to read as follows:

"(h) Any Bid specifying a rate higher than the Maximum Interest Rate shall (i) be treated as a Sell Order if submitted by an Existing Owner, and (ii) not be accepted if submitted by a Potential Owner."

"Sufficient Clearing Bids" is amended to read as follows:

"Sufficient Clearing Bids" means for each Series of Bonds, an Auction for which the number of Units of such Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Interest Rate is not less than the number of Units of such Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Interest Rate.

Section 2.04 of the Auction Procedures is amended by adding a new subsection (f), which reads as follows:

(f) If a Payment Default occurs, Auctions will be suspended and the Auction Period Rate for the Auction Period commencing on or after such Payment Default and for each Auction Period thereafter to and including the Auction Period, if any, during which, or commencing not less than two Business Days after, such Payment Default is cured, will equal the Non-Payment Rate.

If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Auction Date for (i) each Auction Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Auction Period commencing less than two Business Days after the cure of any Payment Default. Notwithstanding anything herein to the contrary, the Auction Period Rate cannot exceed the Maximum Rate, unless the Auction Period Rate is the Non-Payment Rate.

By 2:00 p.m. New York City time, on the Business Day immediately succeeding each Interest Payment Date, the Trustee will determine if a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall notify the Auction Agent and Broker-Dealer by 2:15 p.m. New York City time, by Electronic Means of such Payment Default. If a Payment Default has been cured, the Trustee shall so notify the Auction Agent and the Broker-Dealer by 5:00 p.m. New York City time, by Electronic Means on the day such Payment Default is cured.

Section 2.04 of the Auction Procedures is amended by adding a new subsection (g), which reads as follows:

(g) The Issuer shall determine on each Auction Date whether the Net Loan Rate Restriction Period is applicable for the next Auction Period and, if it is, the Issuer shall notify the Trustee, the Auction Agent and the Broker-Dealers of such event. If the Net Loan Rate Restriction Period is applicable for an Auction Period, the Issuer shall calculate the Net Loan Rate and shall notify the Trustee, the Auction Agent and the Broker-Dealers of such calculations.

Section 2.06 of the Auction Procedures is amended by adding a new subsection (d), which reads as follows:

(d) If the Auction Rate exceeds the Maximum Rate, the Auction Agent shall determine the Carry-Over Amount and report the Carry-Over Amount to the Trustee on the Auction Date.

Section 2.08(b) of the Auction Procedures is amended by deleting clause (ii) thereof in its entirety.

Certain Provisions Inapplicable. Any references in this Annex I to a Conversion Date and an ARS Conversion Date and any provisions relating to a conversion of a Series of the Series 2007-2 Auction Rate Notes to bear interest at a rate which is determined other than by means of the Auction Procedures shall be of no force and effect and shall not be applicable to the Series 2007-2 Auction Rate Notes.

Certain Orders Not Permitted. The Issuer may not submit an Order in any Auction. The Auction Agent shall have no duty or liability in monitoring or enforcing compliance with this section. The Issuer shall not purchase or otherwise acquire Series 2007-2 Auction Rate Notes unless the Issuer redeems or otherwise cancels such Series 2007-2 Auction Rate Notes on the day of any purchase.

SCHEDULE II

ADDITIONAL PROVISIONS RELATING TO
THE SERIES 2007-2 AUCTION RATE NOTES

          Definitions. Capitalized terms used in this Schedule II and not defined herein shall have the meanings ascribed to such terms in Annex I to which this Schedule II is a part or in the Authorizing Document. In addition, the following words and terms shall have the following meanings:

          "CP Determination Date" shall mean, for each month, the second Business Day preceding the 25th day of such month.

          "CP Rate" shall mean, for each month, the rate as will be in effect on the CP Determination Date that is the bond equivalent yield of the rate set forth in H.15(519) for that CP Determination Date opposite the 90-day maturity and under the caption "Commercial Paper-Financial." If, by 5:00 p.m., New York City time, on the Business Day immediately following the CP Determination Date, such rate for the CP Determination Date is not yet published in H.15(519), the CP Rate for such month will be the bond equivalent yield of the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the 90 day maturity and under the caption "Commercial Paper-Financial."

          "Eligible Carry-over Make Up Amount" means, with respect to each Auction Period relating to a Series of the Series 2007-2 Auction Rate Notes as to which, as of the first day of such Auction Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such Series in respect of such Auction Period at a per annum rate equal to the excess, if any, of the Maximum Rate over the Auction Rate, and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Auction Period together with interest accrued and unpaid thereon through the end of such Auction Period. The Eligible Carry-over Make-Up Amount shall be $0.00 for any Auction Period for which the Auction Rate equals or exceeds the Maximum Rate.

          "H.15(519)" shall mean the weekly statistical releases designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

          "Ninety-One Day United States Treasury Bill Rate" means the bond equivalent yield on the 91-day United States Treasury Bills sold at the last auction thereof that immediately precedes the Auction Date, as determined by the Issuer on the Auction Date.

          "Three-Month LIBOR" shall have the meaning ascribed to the term "LIBOR" in the Authorizing Document.

          Auction Period Rates. The Initial Period Rate for the Initial Period for each Series of the Series 2007-2 Auction Rate Notes is set forth in Schedule I. Thereafter the Auction Period Rate to be applicable to each Series of the Series 2007-2 Auction Rate Notes during its related Auction Period shall be determined, and notice thereof shall be given, as provided in this Annex I. Interest shall accrue from one Interest Payment Date to, but not including, the next Interest Payment Date. The Auction Period for each Series of the Series 2007-2 Auction Rate Notes shall initially be 28 days.

          Payments. So long as the Series 2007-2 Auction Rate Notes are registered in the name of the Securities Depository or the nominee thereof, payment of interest (other than at Maturity) and premium, if any, on, and of principal at redemption of, the Series 2007-2 Auction Rate Notes shall be made to the Securities Depository by wire transfer provided proper wire instructions are received.

          Payment of Service Charges. The Issuer shall pay to the Auction Agent in same day funds out of amounts in the Administration Fund pursuant to Section 4.03 of the Authorizing Document, an amount equal to the Auction Agent Fee as calculated in the Auction Agreement at the times and in the manner set forth in the Auction Agreement. The Issuer shall pay to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund pursuant to Section 4.03 of the Authorizing Document, an amount equal to the Broker-Dealer Fee as calculated in the Broker-Dealer Agreement at the times and in the manner set forth in the Broker-Dealer Agreement.

          Computation of Interest. Interest on the Series 2007-2 Auction Rate Notes shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that, for any leap year, such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date thereof, and shall be payable on each Interest Payment Date with respect to such Series prior to the Maturity thereof and at the Maturity thereof. The interest payable on each Interest Payment Date for each Series of Series 2007-2 Auction Rate Notes (which, in the case of the Series 2007-2 Auction Rate Notes, shall be calculated on a per unit basis, based on a unit of $25,000) shall be that interest which has accrued through the last day preceding such Interest Payment Date or, in the case of a Maturity, the last day preceding the date of such Maturity.

          Calculation of Net Loan Rate. The Issuer shall determine on each Auction Date whether the Net Loan Rate Restriction Period is applicable for the next Auction Period and, if it is, the Issuer shall notify the Trustee, the Auction Agent and the Broker-Dealers of such event. If the Net Loan Rate Restriction Period is applicable for an Auction Period, the Issuer shall calculate the Net Loan Rate and the Program Expense Percentage and shall notify the Trustee, the Auction Agent and the Broker-Dealers of such calculations.

          Calculation of Carry-Over Amount. Each Carry-Over Amount shall bear interest for each Auction Period calculated at a rate equal to One-Month LIBOR (as determined by the Trustee on such date) from the Interest Payment Date for the Auction Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and thereafter in reduction of such Carry-Over Amount. For purposes of the Authorizing Document and the Series 2007-2 Auction Rate Notes, any reference to "principal" or "interest" herein and therein shall not include, within the meaning of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2007-2 Auction Rate Note of such Series during such Auction Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Auction Period with respect to which such Carry-Over Amount has been calculated by the Auction Agent, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's Series 2007-2 Auction Rate Note, which written notice may accompany the payment of interest (if made by check made to each such Holder on such Interest Payment Date) or otherwise shall be mailed on such Interest Payment Date by first class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2007-2 Auction Rate Note has been redeemed under the Authorizing Document (after which all accrued Carry-Over Amount with respect to such Series 2007-2 Auction Rate Note, and all accrued interest thereon, that remains unpaid shall be canceled and no Carry-Over Amount, or interest accrued thereon, shall be paid with respect to such Series 2007-2 Auction Rate Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee to the Holder of such Series 2007-2 Auction Rate Note on the first occurring Interest Payment Date for a subsequent Auction Period if and to the extent that (A) the Eligible Carry-Over Make Up Amount with respect to such Auction Period is greater than zero, and (B) moneys are available pursuant to the terms of the Authorizing Document to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is canceled.

          The Carry-Over Amount (and interest accrued thereon) on Outstanding Series 2007-2 Auction Rate Notes of a Series shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Auction Period with respect to such Series if and to the extent that (i) the Eligible Carry-Over Make Up Amount with respect to such Auction Period is greater than zero, and (ii) moneys in the Collection Fund and the Surplus Fund are available on the Monthly Calculation Date immediately preceding the month in which such Interest Payment Date occurs, for transfer to the Interest Account for such purpose in accordance with Sections 4.05 and 4.06 of the Authorizing Document, after taking into account all other amounts payable from the Collection Fund and the Surplus Fund in accordance with such Sections on such Monthly Calculation Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series 2007-2 Auction Rate Note which is unpaid as of the Maturity of such Series 2007-2 Auction Rate Note shall be paid to the Holder thereof on the date of such Maturity to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on the date of such Maturity shall be canceled with respect to such Series 2007-2 Auction Rate Note on the date of such Maturity and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date(s), as necessary, for the subsequent Auction Period(s), if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date(s) on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2007-2 Auction Rate Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2007-2 Auction Rate Note of the Carry-Over Amount remaining unpaid on such Series 2007-2 Auction Rate Note.

          The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a Series of Series 2007-2 Auction Rate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) to the Holder of each Series 2007-2 Auction Rate Note entitled thereto in the same manner as it pays interest on such Series 2007-2 Auction Rate Note on an Interest Payment Date.

           Notification of Rates, Amounts and Payment Dates.

           (a) By 10:00 a.m., New York City time, on each Record Date with respect to the Series 2007-2 Auction Rate Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners thereof.

           (b) At least four days prior to each Interest Payment Date with respect to the Series 2007-2 Auction Rate Notes, the Trustee shall:

(i)	confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Series 2007-2 Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, (A) the date of such next Interest Payment Date and (B) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Auction Agreement; and

(ii)	advise the Securities Depository, so long as the ownership of the Series 2007-2 Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the aggregate amount of interest, and the aggregate amount (if any) of Carry-Over Amount and interest thereon, distributable on the next succeeding Interest Payment Date to the beneficial owners thereof.

           Auction Agent.

          (a) Deutsche Bank Trust Company Americas is hereby appointed as initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into an Auction Agreement with Deutsche Bank Trust Company Americas, as the initial Auction Agent. Any substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Authorizing Document, including this Annex I, or may be removed at any time, as provided in the Auction Agreement.

          (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer of the Issuer, shall use its best efforts to appoint a substitute Auction Agent.

          (c) In the event of a change in the Auction Agent Fee pursuant to Section 3.04(a) of the Auction Agreement, the Auction Agent shall give notice thereof to the Trustee.

           Broker-Dealers.

          (a) The Auction Agent will enter into Broker-Dealer Agreements with each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and UBS Securities LLC as the initial Broker-Dealers. An Authorized Officer of the Issuer may, from time to time, approve one or more additional persons to serve as Broker Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

          (b) Any Broker-Dealer may be removed at any time at the request of an Authorized Officer of the Issuer as provided in the Broker-Dealer Agreement, but only if there shall be at least one Broker-Dealer for each Series of the Series 2007-2 Auction Rate Notes appointed and acting as such. Each Broker-Dealer shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by the Authorizing Document, including this Annex I.

          Redemption of Series 2007-2 Auction Rate Notes. The Series 2007-2 Auction Rate Notes shall be subject to redemption prior to Maturity as provided in the Authorizing Document.

          In addition to any requirement set forth herein in the event of a redemption or defeasance, notice of such redemption or defeasance shall comply with the following requirements. The Trustee shall notify the Auction Agent by Electronic Means of any notice of redemption or defeasance on the date received and prior to sending the notice to the Securities Depository as Holder of the Series 2007-2 Auction Rate Notes. In the case of a partial redemption or defeasance, the Trustee shall verify with the Auction Agent by Electronic Means the lottery publication date to be used in the notice. The Trustee shall then send the notice of redemption or defeasance to the Securities Depository.

          If the Trustee and the Auction Agent are unable to verify a lottery publication date prior to sending a notice of partial redemption or defeasance to the Securities Depository, then such notice shall include, under an item entitled "Publication Date for Securities Depository Purposes," the Securities Depository lottery publication date applicable to such Series 2007-2 Auction Rate Notes, which date shall be two (2) Business Days after the second Auction Date that immediately precedes the date specified in such notice as the date fixed for the redemption or defeasance of such Series 2007-2 Auction Rate Notes (the "Redemption/Defeasance Date") (three (3) Business Days immediately preceding such Redemption/Defeasance Date in the case of Series 2007-2 Auction Rate Notes in the daily Auction Period).

          Notice of Amendments. All notices regarding amendments to the Authorizing Document shall be delivered to the Auction Agent and each applicable Broker-Dealer at the time and in the same manner as such notices are delivered to the Holders of the Series 2007-2 Auction Rate Notes. No amendment shall become effective with respect to the Auction Agent or an applicable Broker-Dealer without the consent of such party if it adversely affects the rights, duties, privileges, immunities and liabilities of such party.

          Additional Provision Regarding the Auction Period Rate. In no event shall the cumulative amount of interest paid or payable on the Series 2007-2 Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2007-2 Auction Rate Notes of such Series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2007-2 Auction Rate Notes of such Series or related documents) calculated from the Closing Date through any subsequent day during the term of such Series or otherwise prior to payment in full of the Series 2007-2 Auction Rate Notes of such Series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2007-2 Auction Rate Notes of such Series, or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2007-2 Auction Rate Notes of such Series, or if the redemption or acceleration of the maturity of the Series 2007-2 Auction Rate Notes of such Series results in payment to or receipt by the Holder or any former Holder of the Series 2007-2 Auction Rate Notes of such Series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2007-2 Auction Rate Notes of such Series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2007-2 Auction Rate Notes of such Series shall be credited to the Principal Amount of the Series 2007-2 Auction Rate Notes of such Series (or, if the Series 2007-2 Auction Rate Notes of such Series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2007-2 Auction Rate Notes of such Series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2007-2 Auction Rate Notes of such Series and under the related documents.

EXHIBIT A

FORM OF SERIES 2007-2 LIBOR RATE NOTES

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note
Senior Series 2007-2A-1

No. __-____	$400,000,000

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP
January 25, 2024	November 2, 2007	LIBOR + 0.25%	194262CY5

Registered Holder:     Cede & Co.
Principal Amount:     FOUR HUNDRED MILLION DOLLARS

          For Value Received, College Loan Corporation Trust I, a Delaware statutory trust (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2007-2 Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2007-2 Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2007-2 Notes is outstanding, the Holder of all outstanding Series 2007-2 Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized series of Senior Notes (collectively referred to herein as the "Series 2007-2 LIBOR Rate Notes") issued by the Issuer pursuant to a Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as supplemented and amended previously and as supplemented by the Eighth Supplement dated as of November 1, 2007 and as may be further supplemented and amended, the "Indenture"), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2007-2 LIBOR Rate Notes are being issued as, and will constitute, Senior Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          Interest payable on this Note shall be computed on the basis of a 360-day year for the number of days actually elapsed, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof, and such interest shall accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series 2007-2 Notes and the redemption provisions of the Series 2007-2 Notes will be determined in accordance with the terms, conditions and provisions of the Eighth Supplement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          The determination of the Applicable Interest Rate by the Trustee or any other authorized Person pursuant to the provisions of the Eighth Supplement shall be conclusive and binding on the Holders of the Series 2007-2 Notes.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited to the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          If provision is made for the payment of principal of and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture or this Note.

[Execution Page Follows]

          IN WITNESS WHEREOF, the Issuer has caused this Series 2007-2 Note to be executed in its name by the manual signature of the Delaware Trustee.

          Dated: _______ __, 2007

COLLEGE LOAN CORPORATION TRUST I By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee

By: Name: Title:	_________________________ _________________________ _________________________

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Name: Title:	_________________________ _________________________ _________________________

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

           Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee ________________________________	________________________________
Notice: The signature to this assignment must
correspond with the name as it appears upon
the face of the within Note in every particular,
without any alteration whatsoever.

Signature Guaranteed:

__________________________

EXHIBIT B

FORM OF SERIES 2007-2 AUCTION
RATE NOTES

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note
[Senior][Subordinate] Series 2007-2_-_

No. __-____	$__________

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP
November 1, 2047	November 2, 2007	Variable	_____ ___

Registered Holder:     Cede & Co.
Principal Amount:

          For Value Received, College Loan Corporation Trust I, a Delaware statutory trust (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2007-2_-_ Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2007-2_-_ Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2007-2_-_ Notes is outstanding, the Holder of all outstanding Series 2007-2_-_ Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized series of [Senior][Subordinate] Notes (collectively referred to herein as the "Series 2007-2_-_ Notes") issued by the Issuer pursuant to a Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as supplemented and amended previously and as supplemented by the Eighth Supplement dated as of November 1, 2007 and as may be further supplemented and amended, the "Indenture"), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2007-2_-_ Notes are being issued as, and will constitute, [Senior][Subordinate] Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          [The Series 2007-2_-_ Notes constitute Subordinate Notes under the Indenture which are subordinated in right of payment, the direction of remedies and certain other matters in accordance with the terms of the Indenture to the rights of the Holders of Senior Notes issued from time to time under the Indenture and Other Senior Beneficiaries thereunder (except termination payments due under swap agreements as a result of swap counterparty default). A failure to pay principal of and premium, if any, or interest on this Subordinate Note will not constitute an Event of Default under the Indenture if any Senior Obligation is Outstanding.]

          Interest payable on this Series 2007-2_-_ Note shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that for any leap year such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year, and accrue daily from the date hereof, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof. Such interest shall accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series 2007-2_-_ Notes and the Auction Procedures related thereto, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the Eighth Supplement and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          By purchasing Series 2007-2_-_ Notes, whether in an Auction or otherwise, each purchaser of the Series 2007-2_-_ Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (a) to participate in Auctions on the terms described in the Eighth Supplement, (b) to have its beneficial ownership of the Series 2007-2_-_ Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (c) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request. So long as the ownership of Series 2007-2_-_ Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2007-2_-_ Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2007-2_-_ Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

          The determination of the Applicable Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the Eighth Supplement shall be conclusive and binding on the Holders of the Series 2007-2_-_ Notes to which such Applicable Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited to the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          It is provided in the Eighth Supplement that Series 2007-2_-_ Notes of a denomination larger than $25,000 may be redeemed in part ($25,000 or a multiple thereof) and that upon any partial redemption of any such Series 2007-2_-_ Note the same shall be surrendered in exchange for one or more new Notes of the same series in authorized form for the unredeemed portion of principal.

          If provision is made for the payment of principal of and premium, if any, and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes an Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture or this Note.

[Execution Page Follows]

          IN WITNESS WHEREOF, the Issuer has caused this Series 2007-2_-_ Note to be executed in its name by the manual signature of the Delaware Trustee.

          Dated: _______ __, 200_

COLLEGE LOAN CORPORATION TRUST I By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee

By: Name: Title:	_________________________ _________________________ _________________________

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Name: Title:	_________________________ _________________________ _________________________

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

           Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee ________________________________	________________________________
Notice: The signature to this assignment must
correspond with the name as it appears upon
the face of the within Note in every particular,
without any alteration whatsoever.

Signature Guaranteed:

__________________________

EXHIBIT C

RATING AGENCY CONDITION